                                                                    Exhibit 10.4


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                    BEACHSIDE ALL-SUITES HOTEL, A CONDOMINIUM

                    HOTEL OPERATING AND RENTAL POOL AGREEMENT

                                  BY AND AMONG

                      SOUTHWIND DEVELOPMENT COMPANY, L.L.C.

                                       AND

                             THE OWNERS OF THE UNITS

                                       AND

                             INNISFREE HOTELS, INC.


                       DATED AS OF ________________, 1999


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



                                TABLE OF CONTENTS


ARTICLE I  DEFINITIONS.................................................................................  1
         Definitions...................................................................................  1

ARTICLE II  HOTEL RENTAL MANAGEMENT....................................................................  8
         Management of Hotel Rental Pool...............................................................  8
         Hotel Rental Pool.............................................................................  8
         Use...........................................................................................  9
         Restrictions Regarding Condominium Documents..................................................  9
         Monitoring Use by Owners......................................................................  9

ARTICLE III  THE BOARD OF DIRECTORS....................................................................  9
         Board of Directors............................................................................  9
         Release and Indemnity of Board of Directors...................................................  9
         Major Decisions - Special Resolutions.........................................................  9
         Owners to be Bound............................................................................ 10

ARTICLE IV  COMMENCEMENT DATE, TERM OF AGREEMENT....................................................... 10
         Commencement Date............................................................................. 10
         Initial Term.................................................................................. 10
         Renewal....................................................................................... 10
         Renewal - By Agreement........................................................................ 11
         Performance by Innisfree...................................................................... 11
         Revpar Test................................................................................... 11

ARTICLE V  BUDGET...................................................................................... 12
         Approval...................................................................................... 12
         Items to be Included.......................................................................... 13
         Budget Summary................................................................................ 14

ARTICLE VI  OWNERS' REVENUES AND DISTRIBUTIONS TO OWNERS............................................... 14
         Calculations by Innisfree..................................................................... 14
         Calculations of Unit Revenue Share............................................................ 15
         In the Rental Pool............................................................................ 15
         Payments to Owners............................................................................ 15
         Maintenance and Repair of Units............................................................... 16
         FF&E Reserve.................................................................................. 16
         Operating Cash Reserve........................................................................ 16
         Shortfalls.................................................................................... 17
         Payment of Unit Expenses by Owners............................................................ 17
         Other Taxes................................................................................... 17
         No Separate Revenue for Innisfree............................................................. 17
         Foreign Owners................................................................................ 18

ARTICLE VII  MANAGEMENT AND OTHER FEES AND REIMBURSABLE EXPENSES....................................... 18
         Base Fee...................................................................................... 18

         Incentive Fee................................................................................. 18
         Sales, Reservations, Advertising and Marketing Expenses....................................... 19
         Limitation on Innisfree's Marketing and Sales Expenses........................................ 19
         Accounting Fee................................................................................ 19
         Reimbursement of Innisfree Recoveries......................................................... 19

ARTICLE VIII  HOTEL BANK ACCOUNT AND BOOKS AND RECORDS................................................. 20
         Hotel Bank Account............................................................................ 20
         Books, Records, Financial Statements.......................................................... 20

ARTICLE IX  SERVICES TO BE RENDERED BY INNISFREE....................................................... 20
         Management Services........................................................................... 20
         General Management............................................................................ 21
         Maintenance................................................................................... 22
         Changes and Alterations....................................................................... 22
         Capital Expenditures.......................................................................... 23
         Personnel and Employees....................................................................... 24
         Marketing of the Hotel........................................................................ 24
         Reservation and Sales Systems................................................................. 25
         Other Innisfree Systems....................................................................... 26
         Performance of Innisfree's Services........................................................... 26
         Meetings...................................................................................... 26

ARTICLE X  USE OF UNITS BY OWNERS...................................................................... 27
         Use of Units by Owners........................................................................ 27
         Daily Cleaning................................................................................ 27
         No Charge for Common Property or Common Facilities............................................ 27
         Owner Election Not to Use..................................................................... 27
         Use by or on Behalf of Owner.................................................................. 28
         Promotional Use by Owner-Seller............................................................... 28
         Additional Personal Use Benefits.............................................................. 28

ARTICLE XI  COVENANTS, REPRESENTATIONS AND WARRANTIES.................................................. 28
         Covenants..................................................................................... 28
         Representations and Warranties of Innisfree................................................... 28
         Representations and Warranties of Owners...................................................... 28

ARTICLE XII  INSURANCE................................................................................. 29
         Insurance..................................................................................... 29
         Parties Insured............................................................................... 30
         Insurance by Innisfree........................................................................ 30
         Schedules of Insurance........................................................................ 30

ARTICLE XIII  TITLE.................................................................................... 30
         Title......................................................................................... 30

ARTICLE XIV  DEFAULT, OBLIGATIONS ON TERMINATION....................................................... 31
         Events of Default............................................................................. 31

         Remedies for Owners........................................................................... 31
         Termination by Innisfree...................................................................... 31
         Condemnation Proceedings...................................................................... 32
         Remedies for Innisfree........................................................................ 32
         Obligations on Termination.................................................................... 32

ARTICLE XV  OWNER-SELLER, UNITS, DISPOSITIONS.......................................................... 33
         Initial Agreement by Owner-Seller............................................................. 33
         Limitation of Owners' Liability............................................................... 33
         Sale of Unit by any Owner..................................................................... 33
         Assumption and Release........................................................................ 34
         Financing of Units............................................................................ 34
         Estoppel Certificates......................................................................... 35
         Attornment by Innisfree....................................................................... 35

ARTICLE XVI  ASSIGNMENT BY INNISFREE................................................................... 35
         Assignment by Innisfree....................................................................... 35

ARTICLE XVII  ARBITRATION.............................................................................. 36
         Arbitration................................................................................... 36

ARTICLE XVIII  MISCELLANEOUS........................................................................... 37
         Third Party Beneficiary....................................................................... 37
         Cooperation................................................................................... 37
         United States Funds........................................................................... 37
         No Waiver of Breach........................................................................... 37
         Severability of Provisions.................................................................... 37
         Notices....................................................................................... 37
         Successors and Assigns........................................................................ 38
         Counterparts.................................................................................. 38
         Waiver........................................................................................ 38
         Independent Contractor; No Partnership or Joint Venture....................................... 38
         Approvals..................................................................................... 38
         Force Majeure................................................................................. 38
         Interpretation................................................................................ 38
         Applicable Law................................................................................ 39
         Statutes...................................................................................... 39

                    HOTEL OPERATING AND RENTAL POOL AGREEMENT

This Agreement dated as of ______________________, 1999, by and among SOUTHWIND DEVELOPMENT COMPANY, L.L.C., an Alabama limited liability company, and THE OWNERS OF THE UNITS from time to time, who are parties to this Agreement in accordance with Article 16 hereof (collectively, the "Owners") and INNISFREE HOTELS, INC., an Alabama Corporation ("Innisfree").

WHEREAS:

A.       The Owners are the owners of the Units;

B. Innisfree is knowledgeable in the operation of hotels and has performed such functions in Alabama, Arizona and Florida;

C. The Owners desire to engage Innisfree to act as the Owners' exclusive manager for the operation of the Hotel in accordance with the terms and conditions set out in this Agreement; and

D. Innisfree agrees to perform such services for the Owners in accordance with this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

1.1 Definitions. The following terms as used in this Agreement have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

         (a) "ADMINISTRATION FEE" means the fee payable to Innisfree established and paid pursuant to Section 7.5.

         (b)      "AFFILIATE" means, with respect to any person:

                  (i) any person which is Controlled by that particular person; or

                  (ii) any person which Controls that particular person, whether such Control be direct or indirect;

         (c) "ANNUAL GENERAL MEETING" means the annual general meeting of the Association pursuant to the Condominium Act;

         (d)      "ANNUAL STATEMENT" has the meaning set forth in Section 8.2;

         (e) "APPROVED BUDGET" means any Budget approved, or deemed to be approved, pursuant to Section 5.1;

         (f) "ARM'S LENGTH" means characteristic of a transaction negotiated by unrelated parties each acting in its own best interests;

         (g) "ASSESSMENT" means a Common Expense Assessment or a Special Assessment levied against Unit pursuant to the Condominium Documents;

         (h) "ASSOCIATION" means Beachside All-Suites Hotel Condominium Owners Association, Inc., an Alabama non-profit corporation;

         (i) "ASSOCIATION EXPENSES" means expenditures made by or on behalf of the Association for professional services rendered by accountants, attorneys, consultants and any manager engaged by the Association who performs any services other than those required to be performed by Innisfree under this Agreement;

         (j) "BASE FEE" means the fee payable to Innisfree established and paid pursuant to Section 7.1;

         (k) "BOARD OF DIRECTORS" means the duly elected board of directors of the Association, or its authorized agent;

         (l) "BUDGET" means the marketing and operating plan and budget for the operations of the Hotel for any Operating Year established pursuant to the terms of Sections 5.1 and 5.2;

         (m) "BUSINESS DAY" means any day which is not a Saturday, Sunday, or a statutory state or federal holiday in the State of Alabama;

         (n) "CAPITAL EXPENDITURES" means all expenditures of the Hotel of a capital nature which are not expenses, as determined in accordance with Generally Accepted Hotel Accounting Principles;

         (o) "CERTIFIED PUBLIC ACCOUNTANTS" means the firm of certified public accountants selected by Innisfree and approved by the Board of Directors;

         (p) "COMMENCEMENT DATE" means the date that the Hotel (including the parking areas contained therein) is opened by Innisfree for business as a hotel;

         (q) "COMMON ELEMENTS" means Parcels A and B on the Plat and all other portions of the Condominium other than the Units.

         (r) "COMPETITIVE SET" means those hotels in the Gulf Shores, Alabama market that are considered comparable to the Hotel, such hotels being more particularly listed or described in Section 4.6(d) below.

         (s) "CONDOMINIUM ACT" means the Alabama Uniform Condominium Act of 1991, Code of Alabama, Sections 35-8A-101 through 35-8A-417, as amended from time to time.

         (t) "CONDOMINIUM DOCUMENTS" means the Declaration, the Articles of Incorporation and the Bylaws of the Association.

         (u)      "CONTROL" means:

                  (i) the right to exercise a majority of the votes which may be put at a meeting of the shareholders of a corporation, the partners of a partnership, or the members of a limited liability company; and

                  (ii) the right to elect or appoint, directly or indirectly, a majority of the directors of a corporation or the manager of a limited liability company or other persons who have the right to manage or supervise the management of the affairs and business of a person;

         (v) "DECLARATION" means the Declaration for Beachside All-Suites Hotel, A Condominium, dated ________________, 1999, by Southwind Development Company, L.L.C., an Alabama limited liability company, which condominium declaration has been recorded at Slide ______, in the office of the Judge of Probate of Baldwin County, Alabama, and any amendments, supplements or corrections thereto;

         (w) "EMPLOYEES" means the employees of the Hotel hired by Innisfree pursuant to Section 9.6;

         (x) "ESCALATION FACTOR" means the greater of five percent (5%) or a fraction of which:

                  (i) the numerator is the Consumer Price Index for all Urban Consumers (CPI-U) U.S. City Average (1982-84 =
                           100), issued by the United States Department of Labor, Bureau of Labor Statistics (the "Consumer Price Index") as of the date that the Escalation Factor is to be determined; and

                  (ii) the denominator is the Consumer Price Index as of the prior date to which the date of the determination of the Escalation Factor is being compared, except that if at any time the Bureau of Labor Statistics no longer publishes the Consumer Price Index or is no longer operated by the United States government, the Escalation Factor will be determined by the agreement of the Board of Directors and Innisfree or, failing such agreement, by arbitration in accordance with
                           Section 17.1, but in no event less than five percent (5%);

         (y) "FF&E RESERVE" means the reserve to be established by Innisfree pursuant to the terms of Section 6.6;

         (z) "FRINGE BENEFITS" means those benefits normally given from time to time to employees or personnel at any hotel within the Innisfree Group, including without limitation, pension, medical, health and life insurance and similar employee plans, bonus or gain sharing plan participation, the benefits of any housing loan and relocation costs;

         (aa) "FURNITURE, FIXTURES AND EQUIPMENT" means all furniture, equipment, fixtures and furnishings necessary for the proper operation of the Hotel and wherever situated in the Hotel Premises, whether or not located in a Unit or in the Common Elements, including, without limitation, office equipment and furniture, computers and computer systems, laundry equipment, telephones and telephone systems, heating and air-conditioning equipment, video machines, mini bars, refrigerators, stoves, kitchen equipment, carpeting, rugs and other floor coverings, draperies, curtains, tapestries, screens, works of art, pictures, paintings, prints, beds, mattresses, bedspreads, pillows, radios and television sets, including such items bearing the Innisfree name or identifying characteristics as Innisfree, acting reasonably, considers appropriate;

         (ab) "GENERALLY ACCEPTED HOTEL ACCOUNTING PRINCIPLES" means generally accepted accounting principles observed by certified public accountants in the United States and as supplemented by the Uniform System of Accounts for Hotels published by the American Hotel & Motel Association;

         (ac) "GROSS REVENUE" means all revenue of any kind whatsoever derived directly or indirectly from the Hotel Premises or any portion thereof and the operation of the Hotel, including, without limitation, all of the following:

                  (i) all revenue from the use and enjoyment of the Hotel by Hotel Guests and Owners pursuant to this Agreement, including room charges, mini-bar revenue (if applicable), housekeeping charges, telephone revenue, movie rental revenue and the fees and charges referred to in Section 10.2;

                  (ii)     all revenue from parking, if any;

                  (iii) proceeds received from any business interruption insurance; and

                  (iv) all other revenue from the operation of the Hotel, including revenue from any amenity at the Hotel for which a charge is made and from any business or facility operated within the Hotel Premises, vending machine revenue and revenue and fees from licensees or concessionaires within the Hotel Premises, excluding, however, all of the following:

                  (v) applicable excise, sales, income, hotel, room, entertainment and use taxes or similar government charges collected directly from Hotel Guests and Owners or as part of the sales price of any goods or services;

                  (vi) gains arising from the sale or other disposition of capital assets or unwanted inventory;

                  (vii) revenue from condemnation awards or sales or other transfers in lieu of and under the threat of condemnation;

                  (viii) proceeds of any insurance other than business interruption insurance;

                  (ix) rebates, discounts or credits of a similar nature (other than credit card discounts, which will be included as an item of revenue and considered a Hotel Expense);

                  (x)      gratuities paid to Employees; and

                  (xi) payments received at the Hotel for accommodation, goods or services to be provided at other hotels;

         (ad) "HEAD OFFICE PERSONNEL" means any member of the corporate staff of Innisfree operating on behalf of the Innisfree Group and not for the Hotel only;

         (ae) "HOTEL" means the Hotel Premises and the hotel operation known as "Beachside All-Suites Hotel", managed by Innisfree for the Owners in respect of the Hotel Premises pursuant to this Agreement;

         (af) "HOTEL BANK ACCOUNT" means the bank account established pursuant to Section 8.1;

         (ag) "HOTEL EXPENSES" means all expenses properly incurred in accordance with Generally Accepted Hotel Accounting Principles and the terms and conditions set out in this Agreement in connection with the earning of the Gross Revenue and chargeable to the Owners in accordance with this Agreement, including, without limitation:

                  (i)      the Base Fee;

                  (ii)     the Innisfree Marketing and Sales Expenses;

                  (iii)    the Innisfree Recoveries;

                  (iv)     the Accounting Fee;

                  (v) any amount payable to and in respect of the Employees in accordance with this Agreement, including hiring costs and expenses, Fringe Benefits, withholding amounts and costs of termination;

                  (vi)     utility costs and charges;

                  (vii)    the cost of the Operating Supplies and Expendables;

                  (viii) expenses in connection with the maintenance and repair of the Hotel Premises and the maintenance and repair of any Furniture, Fixtures and Equipment;

                  (ix) the cost of operating and maintaining any parking facility at the Hotel;

                  (x)      travel agent commissions and credit card commissions;

                  (xi)     insurance premiums;

                  (xii) deductibles paid in connection with claims on insurance policies required to be maintained under
                           Article XII; and

                  (xiii) the cost of filing any tax returns and reports in regards to the taxes described in Section 6.10(a);

but excluding the following:

                  (xiv)    the Association Expenses;

                  (xv)     Special Assessments for capital improvements

                  (xvi)    the Incentive Fee;

                  (xvii)   depreciation and amortization;

                  (xviii)  capital lease payments;

                  (xix)    Capital Expenditures;

                  (xx) any taxes personal to the Owners, including but not limited to income taxes, real property taxes and capital gains taxes; and

                  (xxi)    debt service payments payable by the Owners;

         (ah) "HOTEL GUESTS" means the users and occupants of the Hotel from time to time including the Owners, other than the Owners using the Hotel in accordance with Schedule B and persons claiming under the Owners pursuant to Schedule B;

         (ai) "HOTEL PREMISES" means the real property located in the City of Gulf Shores, Baldwin County, Alabama, together with the buildings and other improvements located thereon and more particularly described as the "Condominium" in the Declaration;

         (aj) "INCENTIVE FEE" means the fee payable to Innisfree established and paid pursuant to Section 7.2;

         (ak)     "INITIAL TERM" has the meaning set forth in Section 4.2;

         (al)     "IN THE RENTAL POOL" has the meaning set forth in Section 6.3;

         (am) "INNISFREE" means Innisfree Hotels, Inc., an Alabama corporation;

         (an) "INNISFREE GROUP" means the group of hotels as may, from time to time, be managed by Innisfree or any Affiliate of Innisfree;

         (ao) "INNISFREE MARKETING AND SALES EXPENSES" has the meaning set forth in Section 7.3;

         (ap)     "INNISFREE RECOVERIES" has the meaning set forth in Section
7.6;

         (aq) "NET HOTEL RETURN" means Gross Revenue less the aggregate of all of the following:

                  (i)      the Hotel Expenses; and

                  (ii) the amount contributed to the FF&E Reserve in respect of all of the Hotel Premises during the Operating Year for which the Net Hotel Return is being determined;

         (ar) "OPERATING CASH RESERVE" means the reserve to be established pursuant to Section 6.7;

         (as) "OPERATING SUPPLIES AND EXPENDABLES" means any operating supplies used by Innisfree in the operation of the Hotel in accordance with this Agreement, including the terms of any Approved Budget, including, without limitation, laundry supplies, linens, housekeeping supplies, engineering supplies, accounting supplies, miscellaneous general supply items, uniforms, food and beverage inventories, inventories, paper supplies and other such items that when used once are considered to be disposed of and all other similar items necessary or appropriate for the operation of the Hotel as contemplated by this Agreement;

         (at)     "OPERATING YEAR" means:

                  (i) the period from the Commencement Date to and including December 31 of the year in which the Commencement Date occurs; and

                  (ii) thereafter, each twelve (12) month period from and including the first day of January to and including the last day of December, or any portion thereof in the case of the last year of the Term.

         (au) "OWNER-SELLER" means Southwind Development Company, L.L.C., an Alabama limited liability company;

         (av) "PERCENTAGE INTEREST" means the percentage interest of any Unit as set forth in the Declaration;

         (aw) "PERSON" means any individual, corporation, body corporate, limited liability company, partnership, joint venture, trust, unincorporated organization or other entity, government or governmental or regulatory authority, however constituted, or any trustee, executor, administrator or other legal representative;

         (ax) "PLAT" means the Condominium Plat for Beachside All-Suites Hotel, a Condominium, which plat has been recorded in Slide _______ in the records of the office of the Judge of Probate of Baldwin County, Alabama, and any amendments, supplements or corrections thereto;

         (ay) "PRIME RATE" means the "prime rate" published in the "Money Rates" or equivalent section of the Eastern Edition of THE WALL STREET JOURNAL; provided, however, that if a "prime rate" range is published by THE WALL STREET JOURNAL, then the highest rate of that range will be used, and if THE WALL STREET JOURNAL ceases publishing a prime rate or prime rate range, the Prime Rate will be determined by the agreement of the Board of Directors and Innisfree or, failing such agreement, by arbitration in accordance with Section 17.1;

         (az) "RELATED PERSON" means, with respect to any person: (a) any Affiliate of such person; (b) any person who is not at Arm's Length to such person or any Affiliate of such person; or (c) any person who is a director, officer, employee or agent of such person or any Affiliate of such person or any spouse, parent, child or relative (including by marriage) of any of the foregoing;

         (ba) "RENTAL POOL" means the rental management arrangement in respect of the Hotel undertaken by Innisfree on behalf of the Owners pursuant to this Agreement;

         (bb) "REVPAR" means "Room Revenue" divided by "Available Rooms", where:

                  (i) "Room Revenue" means all gross revenue derived from the rental of sleeping rooms, net of any applicable rebates and discounts and excluding any incidental revenue such as telephone charges and movie rental; and

                  (ii) "Available Rooms" means the total number of rooms available for rental to the public on a daily basis, and in the case of the Hotel, the Available Rooms will mean the total number of rooms in the Rental Pool on a daily basis;

         (bc)     "REVPAR TEST" means that test contemplated by Section 4.6;

         (bd)     "SECURITY" has the meaning set forth in Section 15.5;

         (be)     "SECURITY HOLDER" has the meaning set forth in Section 15.5;

         (bf) "SPECIAL RESOLUTION" means a resolution passed at a meeting of the Owners properly convened in accordance with the Condominium Documents passed by Owners present or represented by proxy and representing not less than 75% of the Owners entitled to vote thereon.

         (bg)     "TERM" has the meaning set forth in Section 4.2;

         (bh)     "UNIT REVENUE SHARE" has the meaning set forth in Section 6.2;

         (bi) "UNIT" means that portion of the Hotel Premises designated for separate ownership or occupancy, the boundaries of which are described in
Section 4.5 of the Declaration together with any limited common element for the exclusive use of any such Units;


                                   ARTICLE II
                             HOTEL RENTAL MANAGEMENT

2.1 Management of Hotel Rental Pool. The Owners hereby appoint Innisfree as their exclusive agent to rent the Units and to manage and operate the Hotel and the Rental Pool in accordance with the terms and conditions set out in this Agreement. Innisfree shall undertake on an exclusive basis, on behalf of and for the account of the Owners, all duties and obligations coming within the scope of the management and marketing of the Hotel Premises, including those specific services as set forth herein. Without limiting any of its duties or obligations set out in this Agreement, Innisfree shall operate the Hotel Premises substantially in accordance with the standards of the Competitive Set, except to the extent that Innisfree is prevented from maintaining this standard of service due to any default by any Owner of its duties or obligations pursuant to this Agreement.

2.2 Hotel Rental Pool. Innisfree will manage the rental of the Units in accordance with this Agreement. Each of the Owners hereby irrevocably covenants and agrees to be bound by the rental bookings of its Unit made by Innisfree in accordance with this Agreement.

2.3 Use. The Units will be used only as condominium hotel units and only in accordance with the Condominium Documents and this Agreement and will not be used for any other purpose without the prior written consent of the Owners and Innisfree. Any use of the Units will comply with the Condominium Documents and all applicable laws, bylaws, rules and regulations.

2.4 Restrictions Regarding Condominium Documents. No Owner will vote in favor of any amendment or modification of, or addition to, the Condominium Documents which conflicts with a term or condition set out in this Agreement.

2.5 Monitoring Use by Owners. Innisfree will maintain such books and records as may be necessary to monitor use of the Units by Owners to ensure that no Owner uses its Unit more than is permitted by this Agreement.


                                   ARTICLE III
                             THE BOARD OF DIRECTORS

3.1 Board of Directors. With respect to the rights, duties and obligations of the Owners under this Agreement, the Owners hereby appoint the Board of Directors to represent them in interacting with Innisfree in the operation of the Rental Pool except as otherwise specifically provided herein. Innisfree and the Owners agree that:

         (a) Innisfree will advise the Owners of any nominee to the Board of Directors who is a representative of a person who is a Related Person to Innisfree prior to the election of such person to the Board of Directors;

         (b) unless otherwise determined by the Owners from time to time, Innisfree will be given notice of and be entitled to attend meetings of the Board of Directors;

         (c) Innisfree will be entitled to rely on any agreement, document or instrument signed by the chairperson or any two members of the Board of Directors or the duly appointed agent of the Board of Directors; and

         (d) all acts and things done by the Board of Directors or its duly appointed agent as set out in this Agreement will be binding upon all of the Owners and Innisfree will be entitled to rely on all acts and things done by the Board of Directors in purported compliance with this Agreement, except where a Special Resolution is expressly required.

3.2 Release and Indemnity of Board of Directors. The Owners hereby release and indemnify and hold harmless the members of the Board of Directors for all acts and things done by such members as members of the Board of Directors in good faith in connection with this Agreement.

3.3 Major Decisions - Special Resolutions. The following actions are subject to the approval of the Owners by Special Resolution:

         (a)      any amendment to or modification of this Agreement;

         (b)      the renewal of the Term pursuant to Section 4.4;

         (c) termination of the appointment of Innisfree as Owners' manager pursuant to Section 14.2;

         (d) assignment, transfer or disposition of Innisfree's rights under this Agreement if required in Section 16.1;

         (e)      changes and modifications to the Hotel Premises as provided in
Section 9.4(a); and

         (f) any other matter which, pursuant to the terms of this Agreement, is required to be approved by a Special Resolution.

3.4 Owners to be Bound. All of the Owners shall be bound by any acts and things done by the Board of Directors in accordance with the Condominium Documents and this Agreement and any Special Resolutions passed by the Owners at any meeting of the Owners in accordance with the Condominium Documents and this Agreement.


                                   ARTICLE IV
                      COMMENCEMENT DATE, TERM OF AGREEMENT

4.1 Commencement Date. This Agreement will be a binding agreement and bind the Hotel Premises, Innisfree and all of the Owners upon the execution and delivery hereof by the Owner-Seller and Innisfree. The duties and obligations of the parties under this Agreement will come into full force and effect upon the Commencement Date except that Innisfree's obligation to prepare a Budget for the first Operating year will come into full force and effect upon execution of this Agreement by all of the parties hereto.

4.2 Initial Term. The initial term of the appointment of Innisfree as the Owners' manager under this Agreement will be a period commencing on the Commencement Date and terminating at midnight at the end of the day on December 31, 2014 (the "Initial Term"). For purposes of this Agreement, the word "Term" means the Initial Term and any extensions thereof pursuant to Section 4.3 or
Section 4.6.

4.3 Renewal. Following the Initial Term, the appointment of Innisfree as the Owners' manager pursuant to this Agreement will be automatically renewed (without the requirement for notice by either the Owners or Innisfree) for two successive periods of five years each (each called a "Renewal Term"), provided that:

         (a) the Owners have not, prior to the end of the Initial Term or any Renewal Term, elected to terminate the appointment of Innisfree as manager under this Agreement pursuant to Section 14.2;

         (b) Innisfree has not, prior to the end of the Initial Term or any Renewal Term, elected to terminate its appointment as manager under this Agreement pursuant to Section 14.3 or Section 14.4;

         (c)      the Initial Term has been extended for all prior periods;

         (d) Innisfree, in its sole discretion, has not given the Owners written notice of its election not to so renew such appointment on or before the date which is six months prior to the end of the then existing Initial Term or Renewal Term, as the case may be; and

         (e) the Owners have not elected to terminate the appointment of Innisfree as manager under this Agreement in accordance with Section 4.5.

4.4 Renewal - By Agreement. In addition to renewals pursuant to Section 4.3, the parties may agree in writing to renew the appointment of Innisfree as the Owners' manager pursuant to this Agreement for such period or periods and upon such terms and conditions as may be approved by Innisfree and the Owners and both Innisfree and all of the Owners will be bound by any such renewal.

4.5 Performance by Innisfree. This Agreement may be terminated by the Owners in 2005 or any subsequent Operating Year by Special Resolution if the Revpar Test is not met. Such termination shall be effected by written notice from the Owners or the Board of Directors to Innisfree and shall be effective no less than 60 and no more than 90 days after delivery of the notice of termination.

4.6      Revpar Test.

         (a) Commencing in 2004, the Revpar Test shall be deemed to not have been met if, in two consecutive Operating Years beginning on or after 2003, the Revpar for the Hotel, under Innisfree's management, is not at least the Minimum Average Revpar of the Competitive Set (as determined below). For purposes of this Section 4.6(a), the Minimum Average Revpar shall be equal to 80% of the average Revpar of the Competitive Set for the comparable time period.

         (b) Commencing in 2009, the Revpar Test shall be deemed to not have been met if, in two consecutive Operating Years beginning on or after 2008, the Revpar for the Hotel, under Innisfree's management, is not at least the Minimum Average Revpar of the Competitive Set. For purposes of this Section 4.6(b), the Minimum Average Revpar shall be equal to 90% of the average Revpar of the Competitive Set for the comparable time period.

         (c) The Minimum Average Revpar may be adjusted higher or lower by agreement of the Owner-Seller and Innisfree as provided in Section 4.6(i) and following an addition to or deletion from the Competitive Set.

         (d) The Competitive Set shall initially consist of the following hotels:

                  Young's By The Sea
                  Holiday Inn-Gulf Shores
                  Oleander Hotel
                  Lighthouse Hotel
                  Quality Inn-Gulf Shores

         (e)      The Competitive Set may not be changed except as provided in
Section 4.6(i) and except as agreed to by the Owners and Innisfree where one of the following occurs:

                  (i) One of the Competitive Set members ceases to operate for a period of 24 months or more or no longer meets the criteria for the Competitive Set.

                  (ii) An additional hotel that satisfies the Competitive Set criteria opens in the vicinity of Gulf Shores, Alabama and completes 2 full years of operation.

                           The addition or deletion of a hotel as a member of the Competitive Set shall, at the request of the Owners or Innisfree, be subject to review by a member of the International Society of Hospitality Consultants ("ISH") to determine whether the proposed hotel satisfies the criteria for being a member of the Competitive Set.

         (f) The Competitive Set shall consist of the hotels determined from time to time in accordance with this Agreement based on the following criteria:

                  (i)      the number of rooms;

                  (ii) quality and value of the overall facilities and amenities;

                  (iii)    character and style of the hotel;

                  (iv)     rate structure and market position; and

                  (v)      location factors such as direct beach frontage.

         (g) The Competitive Set and the amount of the Minimum Average Revpar shall be reevaluated and, if appropriate, changed by agreement of the Owner-Seller and Innisfree approximately five months prior to the Commencement Date.

         (h)      If Innisfree and the Owners are unable to agree within ninety
(90) days after a change in the Competitive Set, upon an appropriate Minimum Average Revpar taking into account the effect, if any, of such change, then, such matter shall be resolved by arbitration in the manner described in this
Section 4.6. All arbitrators appointed pursuant to this Section 4.6 shall be hospitality industry experts selected from the membership of the ISH. If the Owners and Innisfree are unable to agree, within thirty (30) days after the event giving rise to the arbitration, upon the selection of a single arbitrator to arbitrate the dispute, Innisfree and the Owners shall each select one arbitrator to arbitrate the dispute. If the two arbitrators selected by the Owners and Innisfree are unable to agree upon a resolution of the dispute, a third arbitrator shall be selected by the Chairman of the ISH for that purpose. The authority of the arbitrators shall be limited to determining the Minimum Average Revpar or the Competitive Set, as the case may be.

         (i) Commencing in 2002, Innisfree shall compile Revpar information for the Competitive Set on or before June 30 of each year. The Revpar information shall be obtained, to the extent available, from a generally accepted industry source, such as Smith Travel Research. Innisfree shall attempt to directly obtain Revpar information for any Competitive Set property for which the Revpar information is not available from an recognized industry source. The Owners and Innisfree agree that the Revpar information, whether obtained directly from a Competitive Set property or through a recognized industry source, shall be deemed to be conclusively accurate, absent manifest error.

                                    ARTICLE V
                                     BUDGET

5.1      Approval.

         (a) For the first Operating Year, the Budget will be prepared by Innisfree and approved by the Owner-Seller, prior to the Commencement Date. Such Budget will be an Approved Budget and

Innisfree will mail a summary thereof to each of the Owners.

         (b) After the first Operating Year, on or before December 1 of each year Innisfree will prepare and deliver to the Owners and to the Board of Directors a preliminary Budget for the following Operating Year and Innisfree will review such preliminary Budget with the Board of Directors at a duly convened meeting of the Board of Directors. The Board of Directors will give good faith consideration to the preliminary Budget and will not unreasonably refuse to accept any item, provided such item is in accordance with this Agreement. The Board of Directors may request additional information from Innisfree. Within thirty (30) days of the delivery of the preliminary Budget to the Board of Directors, the Board of Directors may give Innisfree written notice (an "Objection Notice") of objections to the Preliminary Budget and proposals for amendment of any disputed items. The Board of Directors and Innisfree, both acting reasonably, will endeavor to resolve any such disputed items. If the Board of Directors fails to approve or disapprove the preliminary Budget or to send an Objection Notice within such 30 day period, then the Owners will be deemed to have approved the preliminary Budget and such Budget will be deemed to be an Approved Budget.

         (c) Each Budget is subject to the approval of the Board of Directors and no Budget will be an Approved Budget unless it is approved or deemed to be approved by the Board of Directors in accordance with this Section
5.1. If any Budget is not approved or deemed to be approved by the Board of Directors, then:

                  (i) pending resolution of any disputed item, the specific disputed items of the Budget will be suspended and replaced for the Operating Year in question by an amount equal to the lesser of (A) that proposed by Innisfree for such Operating Year or (B) such budget item in the Approved Budget for the Operating Year prior thereto, subject to escalation per item by the Escalation Factor, over the 12 month period immediately following the start of the Operating Year in question, provided that if such budget item was not in the Approved Budget for the Operating Year prior thereto, such item will be suspended pending resolution of such item; and

                  (ii) either the Board of Directors or Innisfree may submit the Budget to be settled by arbitration in accordance with Section 17.1.

Notwithstanding the foregoing, if labor costs, or any component thereof, is an item in dispute, then the average within the Competitive Set for such costs or components shall be adopted and included in the approved Budget.

         (d) Innisfree makes no assurances that actual performance of the Hotel will correspond to such estimates contained in the Approved Budget. However, Innisfree agrees to use its best efforts to operate the Hotel within the Approved Budget. The Owners acknowledge that notwithstanding Innisfree's experience and expertise in relation to the operation of hotels, the projections contained in each Approved Budget are subject to and may be affected by changes in financial, economic and other conditions and circumstances beyond Innisfree's control.

5.2 Items to be Included. The Budget will be a reasonably detailed budget of revenue and expenses prepared in connection with the operation of the Hotel, similar in kind and scope to operating plans and budgets prepared by Innisfree for other hotels in the Innisfree Group as of the Commencement Date, and will include the following:

         (a) the projected Gross Revenue, detailed as to each source of revenue, together with information and background as to how the various projections have been determined;

         (b) the budgeted Hotel Expenses, by major expense category, together with information and background as to how the various projections have been determined;

         (c)      the projected Unit Revenue Share for each Unit;

         (d)      the marketing strategy and plan for the Hotel;

         (e) any recommended Capital Expenditures for capital improvements to be made to the Hotel Premises; and

         (f) the basis upon which the Innisfree Marketing and Sales Expenses and Innisfree Recoveries will be charged.

5.3 Budget Summary. Innisfree will mail to each of the Owners a summary of each Approved Budget once it is approved in accordance with this Article V.

                                   ARTICLE VI
                  OWNERS' REVENUES AND DISTRIBUTIONS TO OWNERS

6.1 Calculations by Innisfree. For each calendar month during the Term, Innisfree will prepare or cause to be prepared reasonably detailed financial statements, prepared in accordance with Generally Accepted Hotel Accounting Principles and for each such period Innisfree will calculate:

         (a)      the Gross Revenue;

         (b)      the Hotel Expenses;

         (c)      the Capital Expenditures, if any;

         (d)      the FF&E Reserve;

         (e)      the Incentive Fee, if any;

         (f)      capital lease payments, if any;

         (g)      the Operating Cash Reserve;

         (h) the Unit Revenue Share for each Unit, determined in accordance with Section 6.2.;

         (i)      the number of days in the month the Unit was occupied; and

         (j)      the number of days in the month the Unit was in the Rental
Pool.

No later than the 25th day following the end of each calendar month during the Term, Innisfree will deliver to the Board of Directors such financial statements and mail to each of the Owners a written summary statement (the "Monthly Statement"), setting out the amounts calculated pursuant to Section 6.1 above and the calculations thereof, in reasonable detail.

6.2 Calculations of Unit Revenue Share. The Owners and Innisfree agree that:

         (a) for each day that a Unit is In the Rental Pool, the Owner of such Unit will be entitled to share in the Gross Revenue from the Hotel Premises and the operation of the Hotel earned on such day, as calculated by multiplying the Gross Revenue earned on such day by the fraction which has as its numerator the Percentage Interest of such Unit and as its denominator the aggregate of the Percentage Interests of all of the Units In the Rental Pool on such day;

         (b) each Owner of a Unit will be responsible for the payment of its share of all Hotel Expenses, Capital Expenditures exceeding the FF&E Reserve, capital lease payments and Incentive Fees payable for all days (whether or not the Unit is In the Rental Pool), as calculated by multiplying the relevant Hotel Expenses, the Capital Expenditures exceeding the FF&E Reserve, capital lease payments and Incentive Fees by the Percentage Interest;

         (c) each Owner will be responsible for its share of the FF&E Reserve in accordance with Section 6.6 and for the Operating Cash Reserve in accordance with Section 6.7, as calculated by multiplying each of the FF&E Reserve and the Operating Cash Reserve by the Percentage Interest; and

For the purposes of this Agreement, the "Unit Revenue Share" for any Unit in respect of any period means the amount allocated to such Unit in accordance with
Section 6.2(a) for such period less the amounts allocated to such Unit in accordance with Sections 6.2(b) and 6.2(c).

6.3 In the Rental Pool. For the purposes of this Agreement, a Unit will be considered to be "In the Rental Pool" on a particular day only if it is not booked by the Owner for use by the Owner in accordance with Article X.

6.4 Payments to Owners. Concurrently with the mailing of the Monthly Statement, Innisfree will mail to each Owner a check, drawn upon the Hotel Bank Account, in the amount equal to the Owner's Unit Revenue Share for the month for which the Monthly Statement applies less the following amounts:

         (a) any unpaid amount then payable by the Owner to Innisfree pursuant to Section 6.8;

         (b) any amount deductible therefrom pursuant to Sections 6.9, 6.10 or 10.3;

         (c) any other amount payable by the Owner to Innisfree pursuant to this Agreement; and

         (d)      withholding tax, if applicable.

Notwithstanding the foregoing, Innisfree may at any time, in consultation with the Board of Directors, prepare a reasonable estimate of the annual Unit Revenue Share payable to each of the Owners pursuant to this Section 6.4 and distribute to the Owners concurrently with the mailing of the monthly statements the amount of such estimate, less a percentage (not to exceed 20%) established by Innisfree for seasonal working capital requirements in twelve (12) equal monthly payments, in which case at the end of such

Operating Year Innisfree will calculate or cause to be calculated the actual Unit Revenue Share payable to each of the Owners in accordance with this Agreement and include such calculation in the Annual Statement as set out in
Section 8.2(b) and at such time Innisfree will pay to each Owner the balance of his or her Unit Revenue Share payable for such Operating Year.

6.5 Maintenance and Repair of Units. Innisfree will, for and on behalf of the Owners, keep the Units in substantially the same condition they were in as of the Commencement Date, normal wear and tear excepted, and the cost thereof will be a Hotel Expense. The Owners acknowledge and agree that the cost of maintaining and repairing the Units will be shared by all of the Owners during the Term in accordance with their respective Percentage Interests.

6.6 FF&E Reserve. Innisfree will establish for and on behalf of the Owners a reserve in the following amounts:

                                                  Amount to be Reserved Each Operating Year Expressed
            Operating Year                           as a Percentage of Gross Revenue in that Year
                  1                                                             1%
                  2                                                             2%
                  3                                                             3%
                  4                                                             4%
                  5  and subsequent                                             5%
                     Operating Years

The FF&E Reserve will be held by Innisfree, for and on behalf of the Owners, in a separate account from the Hotel Bank Account, as a reserve for Capital Expenditures for the repair and replacement of the Hotel Premises and for the repair and replacement of any Furniture, Fixtures and Equipment in accordance with Section 9.3. Innisfree will, for and on behalf of the Owners, keep the Hotel Premises and the Furniture, Fixtures and Equipment in substantially the same condition, quality and scope they were in as of the Commencement Date, normal wear and tear excepted, and the Owners hereby authorize Innisfree to use the FF&E Reserve only for such purposes. Innisfree will be under no obligation to use its own funds for such purpose. The Owners acknowledge and agree that the FF&E Reserve will be for the benefit of all of the Units collectively and not for each individual Unit separately and that the cost of maintaining and replacing the Furniture, Fixtures and Equipment will be shared by all of the Owners during the Term in accordance with their respective Percentage Interests. The FF&E Reserve, at all times during the Term and after termination or expiry of this Agreement, shall remain the property of the Owners.

6.7 Operating Cash Reserve. A reserve in the amount of $50,000 will be established for and on behalf of the Owners, for use by Innisfree on behalf of the Owners, as working capital in connection with the operation of the Hotel. The Operating Cash Reserve will be initially established with funds paid by each Owner at the time of closing of the Owner's purchase of its Unit. If, twelve
(12) months after the Commencement Date, there have not been a sufficient number of purchases of Units to fund the Operating Cash Reserve in the amount of $50,000, Owner-Seller shall contribute such amounts as are necessary to fully fund the Operating Cash Reserve. Owner-Seller shall be reimbursed for the amount so contributed out of closing proceeds as and when remaining Units are purchased. Commencing twelve (12) months after the Commencement Date, Innisfree will at all times be authorized to withhold each month from the Owners' Unit Revenue Shares sufficient funds in order to keep the Operating Cash Reserve at such $50,000 level throughout the Term. The Operating Cash Reserve will be held in the Hotel Bank Account and, commencing as of the Commencement Date, Innisfree may withdraw funds from the Operating Cash Reserve to pay any Hotel Expenses, Capital Expenditures in excess of the FF&E Reserve, capital lease payments and the Incentive Fee. Within ninety (90) days following the twelve (12) month period following the Commencement Date, Owner-Seller shall pay to Innisfree for deposit into the Operating Cash Reserve the amount by which funds derived from the operations of the Hotel during such twelve (12) month period were insufficient to pay Hotel Expenses, Capital Expenditures, capital lease payments and the Incentive Fee for such twelve (12) month period. The Operating Cash Reserve, at all times during the Term and after termination or expiry of this Agreement, shall remain the property of the Owners.

6.8 Shortfalls. If at any time the funds in the Hotel Bank Account are not sufficient to pay when due any Hotel Expenses, Capital Expenditures in excess of the FF&E Reserve, capital lease payments or Incentive Fees payable under this Agreement, then:

         (a) Innisfree may (such as in the case of seasonal operating shortfalls), but will not be obligated to, pay any such amount out of its own funds, in which case the Owners will repay such amount to Innisfree forthwith upon demand and will pay interest on any amount outstanding at the rate equal to the Prime Rate plus 2% per annum, calculated from the date of advance by Innisfree until the date of repayment by the Owners and Innisfree may deduct the amount of any such payment by Innisfree and interest thereon from the Hotel Bank Account; or

         (b) Innisfree may require the Owners to pay the amount of the shortfall estimated by Innisfree, by mailing to the Owners a written notice setting out such amount and each Owner's proportionate share thereof, as calculated by multiplying the amount of such shortfall by such Owner's Percentage Interest.

         (c) Innisfree shall have all rights and remedies available at law or in equity to enforce the payment of any shortfall by any Owner.

6.9 Payment of Unit Expenses by Owners. Each of the Owners will promptly pay when due all taxes personal to the Owners in respect of such Owner's Unit, including income taxes and capital gains taxes, and all amounts owing under any financing of the Owner's Unit arranged by such Owner. For administrative purposes, each Owner agrees that Innisfree may, if requested by the Board of Directors, pay to the Association for and on behalf of and in the name of each Owner, out of the Unit Revenue Share payable to such Owner, such Owner's pro rata share of Assessments.

6.10     Other Taxes.  The parties agree that:

         (a) Innisfree will, as agent for and on behalf of the Owners, collect and remit to any applicable taxing authority, within the required time for the remittance thereof, any hotel tax, transient lodging tax, bed tax and other tax imposed or collected in connection with the use of the Hotel Premises by Hotel Guests and Owners, and make any necessary filings and reports in respect thereof; and

         (b) Innisfree may withhold from any of the Owners and remit to any relevant taxing authority any amount required to be withheld or remitted in respect of withholding tax or any other applicable statutory tax, charge or levy which Innisfree is required to withhold or remit.

6.11 No Separate Revenue for Innisfree. Except as specifically set out in this Agreement or any other agreement in writing between or among Innisfree and the Owners or the Association, neither Innisfree nor any Related Person of Innisfree will receive any other revenue, profit or reward of any kind or nature from or in respect of the Hotel Premises or the Hotel or any portion thereof. Notwithstanding anything in this Agreement to the contrary, Innisfree and any Related Person of Innisfree are entitled to receive any amount payable to Innisfree or such person pursuant to this Agreement as an Owner of any Unit and to the extent Innisfree or any Related Person of Innisfree owns any Units, Innisfree or such Related Person shall be entitled to all of the rights, benefits and privileges, and shall be subject to all of the burdens, obligations and liabilities of an Owner hereunder.

6.12 Foreign Owners. Owners that are non-resident aliens or foreign corporations agree to file such tax returns and make such tax elections with, and provide such information to, all applicable taxing authorities located in the United States as may be required to avoid the necessity for withholding income tax on distributions. In addition, Owners that are non-resident aliens or foreign corporations agree to pay all income taxes for which withholding would otherwise be required because of such Owners' status as non-resident aliens or foreign corporations. Each Owner that is a non-resident alien or foreign corporation shall notify Innisfree, in writing, of its status as such and shall advise Innisfree whether it is subject to income tax on withholding or is exempt therefrom. Each Owner that is a non-resident alien or foreign corporation shall indemnify and hold harmless all other Owners, Owner-Seller and Innisfree, for, from and against any and all liability, including liability for taxes, penalties and interest, arising out of or in connection with such Owner's failure to fulfill its obligations under this Section 6.12.


                                   ARTICLE VII
               MANAGEMENT AND OTHER FEES AND REIMBURSABLE EXPENSES

7.1 Base Fee. The Owners and Innisfree agree that during the Term, Innisfree will receive the Base Fee as compensation for the services rendered in accordance with this Agreement. The Owners will pay to Innisfree a Base Fee of 5.0% of Gross Revenue for each Operating Year. Such Base Fee shall be payable in monthly installments based on the Gross Revenue for the preceding month upon the delivery of the Monthly Statement in respect of such month, and shall be payable as a Hotel Expense in each case; provided, however, that during any period that operation of the Hotel is interrupted by fire, hurricane, or other catastrophic events and said interruption decreases the number of rentable rooms or requires additional resources or personnel of Innisfree, then business interruption insurance proceeds will not be included as Gross Revenue, but Innisfree shall be paid a Base Fee for such month (prorated for any partial month) equal to the average monthly fee paid Innisfree pursuant to this Section 7.1 for the twelve
(12) month period preceding the period of interruption, plus $1,500.00 per month.

7.2      Incentive Fee.  The Owners and Innisfree agree that:

         (a) if, in any Operating Year during the Term, the Net Hotel Return exceeds $1,252,987 the Owners will pay to Innisfree an Incentive Fee for such Operating Year in an amount equal to the sum of the following percentages for any given year of operation:

NET HOTEL RETURN:                   YEAR 1            YEAR 2            YEARS 3 - 5    YEARS 6 - 15
Over $1,252,987 and                  15.0%            15.0%                12.0%            10.0%
up to $1,384,522                     of the amount by which Net Hotel Return exceeds $1,252,987 and is less than $1,384,522

Over $1,384,522                      30.0%            25.0%                22.50%           20.0%
                                     of the amount by which Net Hotel Return exceeds $1,384,522

         (b) for purposes of computing the Incentive Fee, the first Operating Year shall be deemed to commence on January 1, 2001 and end on December 31, 2001;

         (c) the Incentive Fee in respect of each Operating Year, will be payable to Innisfree within 30 days after the mailing of the Annual Statement; and

         (d) during any Renewal Term, the Incentive Fee shall be computed in the same manner as in years 6 through 15 of the Initial Term.

7.3 Sales, Reservations, Advertising and Marketing Expenses. The Owners agree that during the Term, Innisfree shall receive monthly a $900 fee for, and further agree to reimburse Innisfree for all costs incurred by Innisfree in connection with, its provision of Marketing, Advertising, Sales and Reservation System services for the Hotel (collectively called "Innisfree's Marketing and Sales Expenses").

7.4 Limitation on Innisfree's Marketing and Sales Expenses. Innisfree may advertise and market the Hotel either individually or together with other hotels in the Innisfree Group. In the event that the Hotel is advertised or marketed together with other hotels in the Innisfree Group, the expenses for such marketing or advertising will be allocated pro rata among the hotels included in such advertisement or marketing.

7.5 Accounting Fee. The Owners and Innisfree agree that (a) for the services provided by Innisfree pursuant to Articles II and VI the Owners will pay to Innisfree an annual Accounting Fee equivalent to $30.00 per month per Unit; and (b) the Accounting Fee will be payable monthly as a Hotel Expense in each case upon the delivery of the Monthly Statement in respect of such month.

7.6 Reimbursement of Innisfree Recoveries. The Owners agree to reimburse Innisfree for all reasonable costs incurred by Innisfree for the Owners' account in the ordinary course of business, which costs will be Hotel Expenses, including, without limitation, the following:

         (a) the daily per diem rate for those personnel of Innisfree assigned to special projects, which will be based upon each individual's rate of pay and Fringe Benefits (such special projects will include, but not be limited to, special sales or marketing programs, training and installation of capital purchases and reasonable travel and out-of-pocket expenses will be included);

         (b) reasonable travel and out-of-pocket expenses incurred directly in connection with the operation of the Hotel by Head Office Personnel; and

         (c) the reasonable cost of the standard Innisfree corporate services utilized by hotels within the Innisfree Group such as, but not limited to, attendance at Innisfree's management seminars and other conferences, operating handbooks and manuals, purchasing services, departmental services, and corporate marketing services.

When any expenses required to be reimbursed hereunder were incurred in visiting a number of hotels within the Innisfree Group, the cost will be reasonably prorated to all those hotels. Each of the foregoing expenses shall be set out in an Approved Budget or otherwise preapproved by the Board of Directors.


                                  ARTICLE VIII
                    HOTEL BANK ACCOUNT AND BOOKS AND RECORDS

8.1 Hotel Bank Account. Innisfree may designate the United States bank having a branch reasonably convenient to the Hotel with which the Hotel will conduct its various banking affairs. All funds received in the operation of the Hotel will be deposited into a trust account bearing the name of the Hotel in such bank. The Hotel Bank Account will be under the control of Innisfree. Checks and other documents of withdrawal will be signed only by persons authorized by Innisfree. All funds in the Hotel Bank Account will belong to the Owners and will be dealt with in accordance with this Agreement. Innisfree is hereby authorized to pay all Hotel Expenses, Capital Expenditures, Association Expenses, capital lease payments (if any) and Incentive Fees incurred in accordance with this Agreement and all amounts repayable to the Owner-Seller pursuant to Section 6.7 from funds in the Hotel Bank Account.

8.2      Books, Records, Financial Statements.

         (a) Innisfree agrees, on behalf of the Owners, to keep on the Hotel Premises books of account and other records relating to or reflecting the results of the operations of the Hotel in accordance with this Agreement. All books of account and other records are the property of the Owners and will be available to the Board of Directors and to the Owners at all reasonable times for examination, audit, inspection and copying. Upon any termination of this Agreement, all financial books and records and a list of the Hotel's individual guests who stayed at the Hotel during the preceding two years (with their names and addresses and the dates of their arrivals and departures) will be turned over forthwith to the Board of Directors to ensure the orderly continuance of the operation of the Hotel. All books and records will thereafter be available to Innisfree at the Hotel, at all reasonable times, for inspection, audit, examination and copying. Any costs and expenses incurred in providing books and records to Innisfree after termination will be paid by Innisfree.

         (b) Within seventy five (75) days after the end of each Operating Year, Innisfree shall cause to be prepared and mailed to all of the Owners, reasonably detailed financial statements in accordance with Generally Accepted Hotel Accounting Principles, together with an annual statement setting out the items referred to in Section 6.1 and the calculation of each of them (collectively called the "Annual Statement") and any other reports or information as may be reasonably required by the Owners for tax purposes. Unless otherwise agreed by the Board of Directors in advance, the Annual Statement will be audited by the Certified Public Accountants and will contain a certification by the Certified Public Accountants to the effect that all of such items have been calculated in accordance with the terms of this Agreement.


                                   ARTICLE IX
                      SERVICES TO BE RENDERED BY INNISFREE

9.1      Management Services. Innisfree will:

         (a) use all reasonable efforts to sell room nights in respect of the Units to Hotel Guests;

         (b) carry out and perform all such acts and things as are reasonably necessary or desirable in connection with the operation of the Hotel in a manner substantially in accordance with the standards of the Competitive Set;

         (c) procure and maintain any licenses and permits which may be required in connection with the carrying out of its duties and obligations under this Agreement;

         (d) strictly observe and abide by the terms and conditions set out in the Declaration; and

         (e) diligently and faithfully perform its duties and obligations under this Agreement as would a reasonably prudent hotel manager in the position of Innisfree.

9.2 General Management. Subject to the terms and conditions of this Agreement and any Approved Budget, Innisfree agrees to and shall have all necessary power and authority to perform all appropriate and necessary management services in connection with the operation of the Hotel as a hotel in a manner substantially in accordance with the standards of the Competitive Set, including but not limited to:

         (a)      the general organization of the Hotel;

         (b) the development and implementation of sales, advertising, personnel, employment, purchasing and maintenance programs consistent with the provisions of this Agreement;

         (c) the implementation of administrative accounting, budgeting, and operational policies and practices of Innisfree as used in the hotels within the Innisfree Group, from time to time. Such policies and practices will be deemed to be in compliance with Innisfree's obligations hereunder, and the Owners will accept such policies and practices so long as they do not conflict with any term or condition of this Agreement or any Approved Budget;

         (d) the review of the conduct of hotel operations at the Hotel from time to time in accordance with the standards of the Competitive Set and established management practices and policies of Innisfree;

         (e) the establishment and supervision of Innisfree's standard accounting and inventory control systems which are normally used for the hotels within the Innisfree Group which are comparable to the Hotel;

         (f) the arrangement for the provision to the Hotel of all goods and services as are necessary for the proper operation and maintenance of the Hotel in a manner substantially in accordance with the standards of the Competitive Set;

         (g) the establishment of all prices, charges and rates, and in connection therewith, the supervision and control of the collection, receipt and giving of receipts for all goods or services provided or revenue of any nature derived from the operations of the Hotel;

         (h) the determination of the Hotel's purchasing policy, including the selection of the merchandise, supplies and materials and establishment and maintenance of all inventories required for the proper operation of the Hotel, and the selection of the suppliers and negotiation of supply contracts in order to assure that all purchases are made on the best available terms;

         (i) the negotiation and execution of contracts which are normally entered into within the scope of hotel operations and preparation of the corresponding legal documents;

         (j) the determination of credit practices applicable to suppliers and to the Hotel's clientele and negotiation of arrangements with credit organizations, in particular those issuing credit cards;

         (k) with the prior approval of the Board of Directors, acting reasonably, instituting in the name of the Hotel any lawsuits or other legal actions having a direct link with the operations of the Hotel and deemed necessary or advisable by Innisfree; and

         (l) the supervision of the activities of Owners while in occupancy of a Unit, Hotel Guests and any tenants, concessionaires and holders of privileges in respect of any portion of the Hotel Premises and their employees, including the dispossession of Hotel Guests, Owners and tenants for nonpayment of rent or any other proper cause, or the termination of the rights of concessionaires or licensees for proper cause.

         (m) the employment of persons, agents and contractors in the rental operation and management of the Units, including, but not limited to, supervisory managing agents, building management agents, rental agents, marketing representatives, security personnel and insurance brokers, on such terms and for such compensation as Innisfree deems appropriate.

         (n) the employment of persons to perform legal and independent auditing services in connection with the rental operation and the management of the Units and to provide services in connection with the preparation and filing of any tax returns required in connection with the Hotel or the rental pool.

9.3      Maintenance.

         (a) Innisfree shall cause the Hotel Premises and the Furniture, Fixtures and Equipment to be maintained in good operating condition and repair, normal wear and tear excepted, and Innisfree will replace, at the expense of the Owners, such items of the Furniture, Fixtures and Equipment and Operating Supplies and Expendables as from time to time may be appropriate in accordance with the then current Approved Budget. All items of Furniture, Fixtures and Equipment not located within a Unit, upon acquisition and receipt by Innisfree of any payment therefor, will become, without further act, the property of the Owners and will be owned collectively in accordance with their respective Percentage Interests. Upon completion of reconstruction of any change or addition to the Hotel, Innisfree will furnish to the Owners any guaranties and warranties relating to any portions of the Hotel or the Furniture, Fixtures and Equipment and Operating Supplies and Expendables. Innisfree agrees to cooperate with the Owners to enforce the provisions of such guaranties and warranties. Innisfree will not make any Capital Expenditures except if the same is included in an Approved Budget or otherwise preapproved by the Board of Directors.

         (b) The Owners acknowledge that the Hotel will be operated as a member of the Innisfree Group and that it will, therefore, be mandatory for the Hotel Premises and the Furniture, Fixtures and Equipment to be maintained in a manner substantially in accordance with the standards of the Competitive Set in order to continue operation of the Hotel as part of the Innisfree Group.

9.4 Changes and Alterations. From time to time during the Term, Innisfree may make, at the Owners' expense, but subject to the terms of this Agreement and the then current Approved Budget, reasonable changes and alterations to the Hotel Premises, or any part thereof, subject, however, in all cases to the following:

         (a) no change or alteration will be made without the prior consent of the Owners by Special Resolution which would:

                  (i)      change the general character of the Hotel;

                  (ii) involve the excavation of any portion of the Hotel Premises;

                  (iii) include alteration of, or result in increasing the burden upon the foundation of the Hotel Premises; or

                  (iv)     reduce the size of any Unit.

         (b) all permits, licenses and authorizations required to be procured in connection with any change or alteration will be procured (or caused to be procured) by Innisfree, and the cost of the same will be a Hotel Expense;

         (c) any change or alteration will be made promptly in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations and permits and insurance requirements;

         (d) the cost of any change or alteration will be promptly paid (or caused to be paid) so that the Hotel Premises will at all times be free from any lien, encumbrance, mortgage, chattel mortgage, conditional sales agreement, title retention agreement or other charge for labor, services or material supplied or claimed to have been supplied to the Hotel Premises;

         (e) if any such change or alteration involves an estimated cost of more than $50,000, then:

                  (i) Innisfree agrees to obtain the specific approval (in addition to approval of the Approved Budget) of the Board of Directors to such change or alteration prior to Innisfree proceeding;

                  (ii) if Innisfree proposes to have such change or alteration supervised by personnel of Innisfree or the Hotel, Innisfree will obtain the specific approval of the Board of Directors as to whether such change or alteration requires the supervision of an independent engineer or architect; and

                  (iii) if the Board of Directors so advises Innisfree in writing prior to the Owners approving same, such change or alteration will be made under the supervision of an architect or engineer approved by the Board of Directors in accordance with detailed plans and specifications approved by the Board of Directors prepared by such architect or engineer and the Board of Directors will have the right to approve the contractor and to supervise construction.

9.5 Capital Expenditures. Innisfree is authorized to make Capital Expenditures only in accordance with the terms of the then current Approved Budget or otherwise pre-approved by the Board of Directors, except where required in an emergency to preserve property or the safety of persons in or about the Hotel

Premises.

9.6      Personnel and Employees.

         (a) The selection and employment of the general manager and all such other employees and personnel necessary for the proper operation of the Hotel is the responsibility of Innisfree and all such persons will be employed by Innisfree as its employees. The hiring, promoting and discharging of the general manager and any other employees and personnel and the terms of their employment, including compensation, will be at the sole discretion of Innisfree, acting reasonably and in the best interest of the Owners.

         (b) Innisfree may delegate to the general manager of the Hotel, who in turn may delegate to others, the selection and hiring of all employees and personnel required for the operation of the Hotel.

         (c) The general manager may, during the Term be replaced by Innisfree, and likewise the employment of any other Employee may be terminated by Innisfree or the general manager or by the person or persons to whom the general manager will delegate such authority. The decision in regard to any such discharge, whether directly or through the general manager of the Hotel, will be at the sole discretion of Innisfree, acting reasonably.

         (d) The Owners agree that all costs and expenses incurred by Innisfree, acting reasonably and prudently, in connection with the employment of the Employees (including any hiring costs and expenses, Fringe Benefits, withholding amounts and termination costs payable, including the costs of terminating Employees at the end of the Term or earlier termination of the appointment of Innisfree under this Agreement), will be Hotel Expenses, payable by the Owners pursuant to this Agreement.

9.7      Marketing of the Hotel.

         (a) Innisfree agrees to integrate the Hotel in all corporate publicity, advertising, audio visual and public relation programs and campaigns with respect to hotels affiliated with the Innisfree Group, including the promotion of the clientele of the other hotels in and affiliated with the Innisfree Group in a similar manner to the other hotels in and affiliated with the Innisfree Group.

         (b) Innisfree will carry out, on behalf of the Hotel, all operational marketing activities and the implementation of the Innisfree Group marketing policy as applied to the Hotel.

         (c) Marketing at the Hotel level will be established and carried out by Innisfree for the market where the Hotel is located and other markets which Innisfree reasonably believes relevant considering the nature of the Hotel.

         (d) Innisfree agrees to establish for the Hotel, as part of the Operating Plan and Budget, an annual marketing plan for each Operating Year, including, but not limited to:

                  (i)      the determination of the sales policy of the Hotel;

                  (ii) the determination of yearly and long-term objectives regarding occupancy rates, revenues and clientele;

                  (iii)    the establishment of all Hotel rates;

                  (iv)     the setting of any special sales terms;

                  (v)      the determination of credit practices;

                  (vi) the establishment of sales methods and procedures relating to the various clientele segments; and

                  (vii)    the analysis of results and permanent control.

         (e) Innisfree agrees to perform appropriate advertising and promotion services at the Hotel level including:

                  (i) the definition of the Hotel policy regarding advertising and promotion;

                  (ii) the preparation of advertising documents and brochures; and

                  (iii) the reasonable distribution of such documents in the hotels of the Innisfree Group and other sales outlets.

         (f) Innisfree agrees to make its central sales office available to the Hotel for marketing action intended for specific territories. Innisfree will assist the Hotel in reaching specific market segments through the drafting of potential clientele lists, the visiting of selected travel agencies, tour operators and corporations and the following up of such activities in the processing of sales orders.

         (g) Innisfree may undertake advertising campaigns in specific territories through the Innisfree Group sales offices if necessary, subject to the Approved Budget.

         (h) The Owners consent to the integration of the Hotel's guest list and client list into Innisfree's guest history and client listing data base, which may be used by hotels in the Innisfree Group.

9.8      Reservation and Sales Systems.

         (a) The Hotel will be integrated into all reservation systems established and used by the Innisfree Group including other sales and reservation systems chosen by the Hotel and available under contract with the Innisfree Group according to the same terms and conditions negotiated by the Innisfree Group for the other hotels of the Innisfree Group (including international airlines and independent reservations systems).

         (b) Innisfree agrees with the Owners that throughout the Term, the Hotel will have the right to benefit from the sales communication systems used by the Innisfree Group.

         (c) The Owners agree to abide by the reservation charges negotiated or established by Innisfree with or for the Other Reservation Systems.

         (d) The Owners agree to honor all reservations made by Innisfree in accordance with this Agreement, including those made for the twenty four (24) month period after the termination of the appointment of Innisfree under this Agreement.

         (e) The Hotel will be entitled to benefit from the sales and promotional activities planned for groups undertaken at the national or international level and intended for travel agents, tour operators, incentive groups, conventions, corporations, governmental agencies, international associations and airline companies. These activities will be performed by or through Head Office Personnel.

         (f) Innisfree agrees to distribute to all sales outlets as determined by Innisfree (i) information on services and facilities offered by the Hotel and advertising literature published by the Hotel; and (ii) the individual and group rates established annually by the Hotel, and if necessary, any special rates offered for specific markets.

         (g) The Owners agree that the Hotel will abide by all commission agreements negotiated and established by Innisfree in good faith with third parties who are not Related to Innisfree, pursuant to which the services described in Section 9.8(e) may be offered to hotels in the Innisfree Group.

9.9      Other Innisfree Systems. Innisfree agrees to make available to the
Hotel:

         (a) all operational departmental supervision and control and other similar services furnished to other hotels within the Innisfree Group; and

         (b) all services used by hotels within the Innisfree Group generally, with regard to the procurement of all Furniture, Fixtures and Equipment and Operating Supplies and Expendables and other goods and services required for the Hotel.

9.10     Performance of Innisfree's Services.

         (a) In its management of the Hotel and to provide the Hotel with the benefits of volume purchasing, market research in the development of new and used equipment and supplies and design, decorating and other services, Innisfree may, subject to the Approved Budget or the prior approval of the Board of Directors, purchase goods, supplies and services from or through Innisfree or any of its Affiliates, so long as the prices and terms are competitive with the prices and terms of goods and services of equal quality available from others.

         (b) Innisfree may pay to any of its Affiliates a reasonable fee for the negotiation of contracts for the direct purchase by Innisfree from independent suppliers of goods, supplies and services so long as the prices and terms thereof when added to the fee are competitive. Such fee and the prices and terms of goods and services charged to the operation of the Hotel will be on the same basis as charged to the operation of hotels owned by Innisfree Affiliates.

         (c) Subject to the Approved Budget, Innisfree may retain an Affiliate or division as a consultant and to perform technical services in connection with any substantial remodeling, repairs, construction or other capital improvement to the Hotel and the Affiliate or division will be reasonably compensated for its services.

9.11 Meetings. Innisfree agrees to meet with the Board of Directors quarterly, upon reasonable written notice, to discuss general Hotel operating procedures, the current Approved Budget, the Budget for an Operating Year, results of an Operating Year, or any other matter of interest or concern.

                                    ARTICLE X
                             USE OF UNITS BY OWNERS

10.1 Use of Units by Owners. The parties agree that the terms and conditions set out in Schedule B are binding upon Innisfree, all the Owners, and all persons claiming under any Owner pursuant to Schedule B and are hereby incorporated into this Agreement. Each Owner and each person claiming under the Owner will be permitted to use its Unit in accordance with Schedule B and in no other manner whatsoever. If any Owner proposes to book the use of his or her Unit in accordance with Schedule B, Innisfree will not be responsible if the Unit has been otherwise booked, provided that Innisfree has complied with Schedule B. Notwithstanding anything contained in Schedule B (including the definition of "Day"), the Owners will be bound by and comply with the check-in and check-out times established by Innisfree for the use of the Units.

10.2 Daily Cleaning. The Owners will pay, upon checkout, Innisfree's daily mandatory cleaning charge, payable by an Owner for the periods in which the Owner or a person claiming under the Owner uses the Owner's Unit in accordance with Schedule B. The cleaning charge shall initially be $30.00, but may be changed by Innisfree, subject to approval of the Board of Directors. In addition, the Owners and those using the Units with the permission of the Owners in accordance with Schedule B will pay the standard charges established by Innisfree for the following:

         (a)      long distance calls;

         (b)      movie rentals;

         (c)      vending machine charges;

         (d) charges for use of any recreational facilities, including spas, golf courses and racquet sport facilities located off the Hotel Premises pursuant to agreement with third parties; and

         (e)      purchases of other goods and services offered by Innisfree.

If any Owner or person claiming under any Owner does not pay any fee or charge set out in this Section 10.2, Innisfree may deduct such amount from the Owner's Unit Revenue Share. All of the fees and charges set out in this Section 10.2 received by Innisfree will be included in the Gross Revenue.

10.3 No Charge for Common Property or Common Facilities. Except as set out in Section 10.2, Innisfree will not charge any Owner or any person claiming under the Owner pursuant to Schedule B for the use or enjoyment of its Unit or any portion of the Hotel Premises (including parking), provided that such use is in accordance with this Article X and Schedule B.

10.4 Owner Election Not to Use. The Owner will notify Innisfree in writing if the Owner determines or discovers at any time that the Owner or any person claiming under such Owner will not use the Unit on any of the days for which the Owner gave notice of the Owners use thereof pursuant to Schedule B and Innisfree may then rent out the Owner's Unit to Hotel Guests on such days.

10.5 Use by or on Behalf of Owner. No Owner will use or permit any person to use the Owner's Unit or the Common Elements except in accordance with this
Article X or with the prior written consent of Innisfree in its sole discretion. The Owner will be responsible for any use of its Unit by the Owner or any person claiming under the Owner in accordance with this Article X and any amount payable from any Owner in respect of such use of such Owner's Unit to Innisfree hereunder. Under no circumstances will the Owner during the Term directly or indirectly charge rent or accept any form of consideration for the use of the Owner's Unit except in accordance with this Agreement.

10.6 Promotional Use by Owner-Seller. Notwithstanding any other provision in this Agreement to the contrary, until Owner-Seller has sold all of the Units to another Owner, Owner-Seller shall have the right to use Units reasonably designated by Innisfree as models for the promotion and sale of the remaining unsold Units.

10.7     Additional Personal Use Benefits.

         (a) Each Owner will have privileges with other Innisfree hotels managed or operated in North America by Innisfree or its parent company to reserve rooms at a 25% discount off the rack rate, subject to availability.

         (b) Each Owner will receive, upon application to Innisfree or its parent company, membership in the Elite Club guest recognition program. The Owner's benefits and continued membership as an Elite Club member holder are subject to the rules of such program, as such rules may be amended by Innisfree from time to time.

                                   ARTICLE XI
                    COVENANTS, REPRESENTATIONS AND WARRANTIES

11.1 Covenants. All of the terms and provisions of this Agreement will be deemed and construed to be "covenants" to be performed by the respective parties as though words specifically expressing or importing covenants and conditions were used in each separate term and provision hereof.

11.2 Representations and Warranties of Innisfree. Innisfree represents and warrants as of the date hereof and at all times during the Term, as follows:

         (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama.

         (b) it has full corporate power, authority and legal right to operate the Hotel and to perform and observe the provisions of this Agreement; and

         (c) this Agreement constitutes a binding obligation of Innisfree enforceable in accordance with its terms; and

Innisfree hereby covenants that it will, during the Term, preserve and keep in effect, at its own expense and not as a Hotel Expense, its corporate existence, rights and licenses as required to carry on business in the State of Alabama.

11.3 Representations and Warranties of Owners. Each of the Owners represents and warrants as of the date hereof and at all during the Term, as follows:

         (a) if such Owner is a corporation, it is a corporation duly authorized to do business under the laws of the State of Alabama;

         (b) it has full power, authority and legal right to own real property in the State of Alabama and to execute and deliver, and to perform and observe the provisions of this Agreement; and

         (c) this Agreement constitutes the valid and binding obligations of the Owner enforceable in accordance with its terms.

Each Owner covenants that if such Owner is a corporation, it will, during the term of this Agreement, preserve and keep in effect, at its own expense, its corporate existence, rights and licenses to carry on business in the State of Alabama.


                                   ARTICLE XII
                                    INSURANCE

12.1 Insurance. Innisfree will, for itself, the Owners, and the Association, at the sole cost and expense of the Owners, as a Hotel Expense, take out and maintain, to the extent that such insurance is available on commercially reasonable terms, at all times during the Term:

         (a) insurance in respect of the Hotel Premises and all the Furniture, Fixtures and Equipment, including those in the Units, against loss or damage by fire and all other reasonably insurable perils included in the broad form extended coverage endorsement available under fire policies in an amount not less than the actual replacement cost;

         (b) comprehensive public, products and innkeepers' liability and property damage insurance against claims for personal and bodily injury or death and property damage occurring in or about the Hotel Premises, with a single limit of not less than $1,000,000.00 per occurrence, wherever practicable, or such higher amount as the Board of Directors and Innisfree may agree, acting prudently;

         (c) reasonable levels of business interruption insurance, as determined by Innisfree, acting reasonably;

         (d) worker's compensation insurance to the extent necessary to meet the requirements of the laws of Alabama;

         (e) employer's liability insurance, with a minimum liability limit of $1,000,000;

         (f) employee honesty insurance in the amount of $25,000 per occurrence;

         (g)      reasonable levels of boiler and machinery insurance; and

         (h) such insurance coverages as are required under the Declaration with limits no less than are required under the Declaration; provided, however, that nothing contained herein shall require Innisfree and the Association to maintain dual coverage for any of the policies of insurance listed above.

12.2 Parties Insured. All insurance policies provided for in Section 12.1 will, to the extent reasonably possible, include the Owners, Innisfree and the Association as parties insured as their interests may appear. All insurance policies referred to in Section 12.1 will provide that the same may not be canceled or materially modified until at least ten (10) days after prior notice to the Board of Directors and Innisfree. Innisfree and the Board of Directors will be provided copies of all such policies.

12.3 Insurance by Innisfree. The cost of furnishing any insurance pursuant to Section 12.1 will be borne by the Owners and charged by Innisfree to the Owners as a Hotel Expense.

12.4 Schedules of Insurance. Innisfree will provide the Board of Directors with copies of insurance certificates for any insurance obtained pursuant to
Section 12.1. At least once during each Operating Year, Innisfree will furnish to the Owners a schedule of insurance, listing the number of the policies of insurance obtained by Innisfree then outstanding and in force with respect to the Hotel Premises, or any part thereof, the names of the companies issuing such policies, or dates of such policies and the risks covered thereby.


                                  ARTICLE XIII
                                      TITLE

13.1     Title. Each Owner represents, warrants, covenants and agrees that:

         (a) it has, and that throughout the Term it will maintain, full ownership of the Owner's Unit and the Furniture, Fixtures and Equipment therein, free and clear of all non-consensual liens and encumbrances except any Security and any other liens or encumbrances which do not materially affect the operation of the Hotel by Innisfree, and those hereafter approved in writing by Innisfree;

         (b) the Owner will not remove, and will not permit any person claiming under the Owner to remove, any item of FF&E in the Owner's Unit except in accordance with this Agreement; and

         (c) Innisfree, in the course of fulfilling its duties and obligations herein, will and may peaceably and quietly possess, manage and operate the Owner's Unit and the Furniture, Fixtures and Equipment therein during the Term.

Each Owner will, at its own expense, undertake and prosecute any appropriate action, judicial or otherwise, to assure peaceful and quiet possession of such Owner's Unit by Innisfree. Each Owner further agrees that throughout the Term it will observe and perform all terms, covenants, conditions, duties and obligations required under any law, mortgage, or other agreement creating a lien on the Owner's Unit and the Furniture, Fixtures and Equipment therein and pay all property taxes and other charges levied with the property taxes.

                                   ARTICLE XIV
                       DEFAULT, OBLIGATIONS ON TERMINATION

14.1 Events of Default. The following will constitute events of default on the part of Innisfree:

         (a) the filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by Innisfree;

         (b) the consent to an involuntary petition in bankruptcy or the failure to vacate within sixty (60) days from the date of entry thereof any order approving an involuntary petition by Innisfree;

         (c) the entering of an order, judgement, or decree by any court of competent jurisdiction, on the application of one or more creditors, adjudicating Innisfree a bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree will continue unstayed and in effect for a period of one hundred twenty (120) consecutive days; and

         (d) the failure of Innisfree to perform, keep or fulfil any of its material covenants, undertakings, obligations or conditions set forth in this Agreement.

14.2 Remedies for Owners. If Innisfree is in default pursuant to Section 14.1, the Board of Directors may give to Innisfree notice of its intention to call a meeting after the expiration of a period of fifteen (15) days from the date of such notice of the Owners to terminate the appointment of Innisfree under this Agreement. Notwithstanding the foregoing, with respect to events of default referred to in Sections 14.1(a) and (d), upon receipt of such notice, Innisfree, promptly and with all due diligence, will proceed to cure the default referred to in Sections 14.1(a) and 14.1(d), or if such default is not susceptible of being cured within a fifteen (15) day period, Innisfree will take and continue action to cure such default with all due diligence until the same is cured, such additional period not to exceed ninety (90) days from such notice. During such ninety (90) day period, the Board of Directors shall not terminate the appointment of Innisfree. Once a cure has been effected the notice will be of no effect. If, following the expiration of such period such default has not been cured, the Owners may, by Special Resolution, terminate the appointment of Innisfree pursuant to this Agreement. The remedies granted in this Section 14.2 will not be in substitution for, but will be in addition to any rights and remedies otherwise available for breach of contract or otherwise.

14.3     Termination by Innisfree.

         (a) Innisfree may terminate its appointment as manager under this Agreement at any time upon sixty (60) days written notice to the Owners and the Board of Directors if the Owners fail to make or to authorize Innisfree to make (at the sole cost and expense of the Owners) Capital Expenditures without which the Hotel cannot be operated substantially in accordance with the standards of the Competitive Set (and Innisfree hereby acknowledges and agrees that as of the Commencement Date the capital improvements within the Hotel Premises are sufficient for the Hotel to be operated substantially in accordance with the standards of the Competitive Set). Any termination by Innisfree pursuant to this
Section 14.3 is without prejudice to any other rights that Innisfree might otherwise have against the Owners or any of them.

         (b) Provided that Innisfree shall have maintained the insurance required by this Agreement, in the event that (i) the Hotel shall be totally destroyed by fire or other casualty, or (ii) any building constituting a portion of the Hotel is damaged by fire or other casualty to the extent of fifty percent (50%) or more of the replacement value of all building improvements Innisfree shall, at its election, terminate this Agreement by written notice to the Owners within sixty (60) days following the occurrence of such casualty and pay or assign all of the insurance proceeds to the Association.

14.4     Condemnation Proceedings.

         (a) If the whole of the Hotel shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Agreement shall automatically terminate as of the date that title shall be taken with respect to the Hotel. If any part of the Hotel shall be so taken as to substantially impair the operation of the Hotel to the extent that the remaining premises would not be economically or feasibly usable by Innisfree, then Innisfree shall have the right to terminate this Agreement on thirty (30) days written notice to the Owners given within ninety (90) days after the date of such taking.

         (b) In the event of a partial taking, if this Agreement is not terminated by Innisfree pursuant to subparagraph (a) above, then the entire condemnation award shall be made available to Innisfree, and Innisfree shall apply the total award to the restoration and reconstruction of the Hotel.

14.5 Remedies for Innisfree. The Owners acknowledge and agree that if any Owner or Owners are in breach of any of their duties or obligations under this Agreement Innisfree may seek an injunction or the specific performance by such Owner or Owners of such duties or obligations, instead of or in addition to, seeking damages against such Owner or Owners.

14.6 Obligations on Termination. Upon termination or expiration of the appointment of Innisfree under this Agreement, the following will apply:

         (a) Innisfree and the Owners will cooperate with respect to all matters relating to the transition of the Management of the Hotel;

         (b) all fees and payments payable to Innisfree in accordance with this Agreement, other than those referred to in Subsection 14.6(c), will be paid to Innisfree when due, provided that Innisfree will not be entitled to any Base Fee, Administrative Fee, Incentive Fee, Innisfree Marketing and Sales Expenses or Innisfree Recoveries for any period following such termination or expiry;

         (c) all fees and payments due to Innisfree in accordance with this Agreement which are computed on an annual or other periodic basis will be annualized, prorated and paid within thirty (30) days after termination of the appointment of Innisfree under this Agreement, including all deferred, accrued and unpaid fees;

         (d) Innisfree will peacefully vacate the Hotel Premises and surrender the management of the Hotel to or to the order of the Owners; and

         (e) Innisfree will deliver to the Owners all the Owners' books and records respecting the Hotel in the custody and control of Innisfree, and assign and transfer to or to the order of the Owners all of Innisfree's right, title and interest in and to all licenses and permits, if any, used by Innisfree in the operation of the Hotel, provided that if Innisfree has expended any of its own funds in the acquisition of such licenses or permits, the Owners will reimburse Innisfree therefor if the Owners request assignment and transfer of such licenses and permits.


                                   ARTICLE XV
                        OWNER-SELLER, UNITS, DISPOSITIONS

15.1 Initial Agreement by Owner-Seller. The parties acknowledge and agree that this Agreement is initially entered into with the Owner-Seller, as the owner of all of the Units. The Owner-Seller entered into this Agreement on behalf of all subsequent owners of the Units and each such subsequent owner of a Unit will be bound by the terms and conditions of this Agreement insofar as this Agreement relates to such Owner's Unit as though such Owner was a signatory hereto. This Agreement will run with each of the Units and bind the Owners from time to time of all of the Units and all of the Units will continue to be in the Rental Pool in accordance with the terms and conditions of this Agreement. Forthwith upon the completion of the sale of each unit from the Owner-Seller, Owner-Seller will provide to Innisfree the Assignment and Assumption Agreement in the form of Schedule A, duly executed by the Owner-Seller and the purchaser.

15.2 Limitation of Owners' Liability. Notwithstanding anything contained in this Agreement, the duties, obligations and liabilities of each Owner pursuant to this Agreement will be limited to:

         (a) with respect to the duties and obligations relating directly to the Units, to such Owner's duties and obligations arising directly in respect of any Unit owned by such Owner; and

         (b) with respect to duties and obligations of the Owners collectively under this Agreement, to such Owner's proportionate share of such duties and obligations, as calculated in accordance with the Percentage Interest, and without limiting the generality of the foregoing.

The duties and obligations of the Owners are several only and not joint duties or obligations. Innisfree will not look to any Owner for the payment of any amount in connection with this Agreement except as is expressly set out herein. No Owner will be liable for any act or omission of any other Owner.

15.3 Sale of Unit by any Owner. The Owners and Innisfree agree that if at any time any Owner wishes to sell, lease or otherwise directly or indirectly dispose of its Unit or any interest therein to any person (in this Section 15.3 called a "Transferee") (other than by way of financing to any Security Holder):

         (a) prior to entering into any contract or agreement with any Transferee, the Owner will notify the proposed Transferee of the existence and substance of this Agreement and the fact that the ownership and use of the Unit are subject to the rights of Innisfree and any bookings of the Unit by the Selling Owner pursuant to this Agreement and the Declaration, notify the proposed Transferee of any bookings of the Unit by the Owner pursuant to Article X and provide the proposed Transferee with a true copy of this Agreement;

         (b) the Owner will not directly or indirectly sell, lease or otherwise directly or indirectly dispose of the Unit or any interest therein unless prior to the completion of such transaction the proposed Transferee covenants pursuant to an agreement in writing in favor of Innisfree, in the form and content of Schedule A (modified to change the name of the Owner-Seller to the name of the vendor of such Unit), to fully assume and be bound by this Agreement insofar as it relates to such Unit, and Innisfree will provide the Owner and the Transferee with copies of such agreement, duly executed by Innisfree, as soon as reasonably possible thereafter;

         (c) upon written request from the Owner, Innisfree will provide any prospective Transferee therein with details of any bookings of the Unit by the Owner pursuant to Article X;

         (d) the Owner or the Transferee will notify Innisfree of the completion of the sale, lease or other disposition of the Unit and provide Innisfree with reasonable evidence thereof, together with the assignment and assumption agreement in the form of Schedule A, duly executed by the Owner and the Transferee;

         (e) Innisfree will not be required to make any adjustments as between the Owner and any Transferee and Innisfree will be deemed to have fully discharged its obligations hereunder if Innisfree pays the Unit Revenue Share payable to such Owner in accordance with Section 6.4 to or to the order of the person who was, according to the records of Innisfree, the registered owner of the Unit on the days such Unit Revenue Share is payable to such Owner in accordance with Section 6.4; and

         (f) subject to Innisfree's approval, acting reasonably, the Transferee may upon not less than thirty (30) days' notice to Innisfree, reschedule the use by the Transferee pursuant to Article X.

15.4 Assumption and Release. Upon the execution and delivery of the assignment and assumption agreement in the form of Schedule A by the vendor (including the Owner-Seller as vendor) and purchaser of any Unit and the transfer of title of such Unit to the purchaser thereof:

         (a) the vendor of such Unit will be released from its duties and obligations under this Agreement insofar as such duties and obligations relate to such Unit for the period from and including the date of such transfer of title, provided that the vendor of such Unit will not be released from any of its duties or obligations under this Agreement in respect of any other Unit owned by such vendor; and

         (b) the purchaser of such Unit will be responsible for all duties and obligations under this Agreement insofar as such duties and obligations relate to such Unit for the period from and including the date of such transfer of title.

15.5 Financing of Units. If title to any Unit is at any time to be subject to any mortgage, assignment of rents or other security registered or to be registered by any Owner against title to its Unit, including any renewals, modifications, replacements or extensions thereof (collectively called the "Security"), then:

         (a) prior to granting any Security, the Owner of such Unit will notify the proposed holder of such Security (the "Security Holder") of the existence and substance of this Agreement and the fact that the ownership and use of the Unit are subject to the rights of Innisfree and the Hotel Guests pursuant to this Agreement and the Owner will provide the Security Holder with a true copy of this Agreement; and

         (b) if the Security Holder in respect of such Security does not agree to the priority of the Declaration and this Agreement over the Security, the Declaration and this Agreement will be subordinate to such Security and Innisfree will, upon request of the Owner, execute any instrument of postponement or in confirmation of the subordination of the Declaration and this Agreement pursuant to this Section 15.5(b) and in such case the Owner will use its best efforts to obtain a non-disturbance agreement in the form of Schedule B from such Security Holder.

15.6 Estoppel Certificates. Innisfree will, from time to time, upon not less than ten (10) days' prior notice by any Owner or any Security Holder, execute and deliver to such Owner or Security Holder, a certificate in writing certifying that this Agreement is unmodified and in force (or, if there have been modifications, that the same is in force as modified and stating the modifications), stating such facts as to this Agreement as such Owner or Security Holder reasonably requires, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any duty or obligation contained in this Agreement, and, if so, specifying each such default of which the signer may have knowledge. Any certificate so delivered may be relied upon by such Owner and by any such Security Holder or prospective Security Holder. Innisfree, upon similar notice, will be entitled to a similar certificate from each Owner.

15.7 Attornment by Innisfree. Innisfree agrees to attorn to and become the manager, in accordance with this Agreement, of any purchaser, mortgagee or trustee who becomes entitled to possession of any Unit in accordance with any requirements set out in this Article XV.


                                   ARTICLE XVI
                             ASSIGNMENT BY INNISFREE

16.1 Assignment by Innisfree. Innisfree has the right to assign its rights under this Agreement as security to its bankers, provided prior thereto the assignee agrees to be liable hereunder for the obligations of Innisfree to the Owners upon any enforcement by the assignee of its security comprising Innisfree's rights under this Agreement. Innisfree has the further right, so long as it is not then in default under this Agreement, to assign its rights under this Agreement to an Affiliate of Innisfree; or to any successor assignee of Innisfree which may result from any merger, transfer, consolidation or reorganization, provided in any such case that such assignee enjoys the benefits of the organization of Innisfree and that Innisfree will continue to be liable for its obligations hereunder and following any such assignment, Innisfree will deliver to the Board of Directors an agreement pursuant to which such assignee agrees to assume and be bound by all of the provision of this Agreement on terms and conditions determined by Innisfree, acting reasonably. Except as provided, Innisfree will not directly or indirectly assign, transfer, convey or otherwise dispose of this Agreement, any interest in this Agreement or any of its rights or duties and obligations under this Agreement without the Owners' prior approval by Special Resolution.

                                  ARTICLE XVII
                                   ARBITRATION

17.1 Arbitration. Any dispute, controversy or claim of any kind or nature (other than pursuant to Section 4.6 which may arise between the parties, whether arising out of past, present or future dealings between the parties, shall be settled by arbitration in accordance with this Section 17.1 and such arbitration shall be conducted as follows:

         (a) The Federal Arbitration Act and the Commercial Rules of the American Arbitration Association (the "Rules") will apply to the arbitration, except as otherwise provided in this Section 17.1.

         (b) Such matter will be determined by a single arbitrator agreed upon by the parties, or, failing agreement on the arbitrator by the date which is ten (10) days after the party submitting the matter to arbitration has notified the other party that it wishes the matter to be determined by arbitration, the arbitrator will be appointed in accordance with the Rules, upon request by either party at any time after such date.

         (c) The arbitrator will be an experienced hotel consultant or such other person as is approved by Innisfree and the Board of Directors.

         (d) The arbitrator will make this determination on the basis of written submissions and affidavits (including expert evidence) submitted by the parties, without any hearing, unless the arbitrator determines that a hearing is necessary, and the arbitrator may require the parties to make further and other written submissions or provide further and other affidavits. Each party will receive a copy of each such submission and affidavit.

         (e) The arbitrator's decision will be final and binding on the parties and any judgment upon the award by the arbitrator may be entered in any court having jurisdiction thereof.

         (f) The parties will share all costs of the arbitrator equally, unless otherwise determined by the arbitrator.

         (g) The parties acknowledge and agree that they have provided for arbitration to determine the matters set out in this Section 17.1 so as to promote the efficient, expeditious and inexpensive resolution of the issue. The parties agree to act at all times so as to facilitate, and not frustrate nor delay, such efficient, expeditious and inexpensive resolution of the issue. The arbitrator is authorized and directed to make orders, on his initiative or upon application of either party, to ensure that the arbitration proceeds in an efficient, expeditious and inexpensive manner, and, in particular, to enforce strictly the time limits provided for in the Rules or as set by order of the arbitrator, unless the arbitrator considers it inappropriate to do so. The parties acknowledge and agree that it is their wish that the issue be determined within thirty (30) days after appointment of the arbitrator, subject to an order of the arbitrator extending the date.

                                  ARTICLE XVIII
                                  MISCELLANEOUS

18.1 Third Party Beneficiary. The Association is a third party beneficiary of this Agreement.

18.2 Cooperation. Subject to the terms and conditions set out in this Agreement, the parties will at all times during the Term act in good faith, cooperate and act reasonably in respect of all matters within the scope of this Agreement.

18.3 United States Funds. Unless otherwise noted, all amounts payable by either party to the other hereunder will be paid in funds of the United States.

18.4 No Waiver of Breach. No failure by Innisfree or the Owners to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon a breach, will constitute a waiver of any such breach or any subsequent breach of such Covenant, agreement, term or condition. No waiver of any breach will affect or alter this Agreement, but each and every Covenant, agreement, term and condition of this Agreement will continue in full force and effect with respect to any other then existing or subsequent breach.

18.5 Severability of Provisions. If any provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, as the case may be, will not be affected thereby, and each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

18.6 Notices. All notices, requests, approvals, demands and other communications required or permitted to be given under this Agreement will be in writing and addressed to the parties as follows:

         (a)      if to Innisfree:                   INNISFREE HOTELS, INC.
                                                     113 Baybridge Drive
                                                     Gulf Breeze, Florida  32561
                                                     ATTENTION: President
                                                     Fax No.: (850) 934-3896

         and:

         (b)      if to the Owners:

         (1)      in the case of the Owner-Seller:   SOUTHWIND DEVELOPMENT
                                                     COMPANY, L.L.C.
                                                     113 Baybridge Drive
                                                     Gulf Breeze, Florida  32561
                                                     Attention: President
                                                     Fax No.: (850) 934-3896

         (2) in the case of any other Owner, to the address of such Owner as notified by such Owner to Innisfree, or at such other address as the party to whom the notice is sent will have designated in accordance with the provision of this Section 18.6. All notices will be delivered personally, transmitted by fax or mailed by postage prepaid mail (provided that in the event of a disruption in mail services, notices will be delivered personally or transmitted by fax). Notices will be deemed to be received on the date of delivery or transmittal thereof if delivered personally or sent by fax; or on the fifth Business Day after the mailing thereof, if sent by mail.

18.7 Successors and Assigns. Subject to Section 15.4, this Agreement will enure to the benefit of and will be binding upon the heirs, executors, successors, legal representatives and permitted assigns of the parties.

18.8 Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which will constitute but one and the same instrument.

18.9 Waiver. No provision of this Agreement may be changed orally, but only by an instrument in writing signed by the party against which the enforcement of the change is sought.

18.10 Independent Contractor; No Partnership or Joint Venture. For all purposes of this Agreement, Innisfree and its affiliates shall be and act as independent contractors. Nothing contained in this Agreement will constitute or be deemed to create a partnership or joint venture between the Owners or the Association and Innisfree or its Affiliates.

18.11 Approvals. Except as expressly set out herein, whenever any party hereto is requested to give its approval to any matter, such approval will not be withheld or delayed unreasonably. If a party will desire the approval of the other party hereto to any matter, such party will give notice to such other party that it requests such approval, specifying in such notice the matter (in reasonable detail) as to which such approval is requested.

18.12 Force Majeure. If a party is prevented or delayed from performing any of the obligations on its part to be performed hereunder by reason of Act of God, strike, labor dispute, lockout, threat of imminent strike, fire, flood, hurricane or other tropical storm, tornado, interruption or delay in transportation, war, insurrection or mob violence, requirement or regulation of government, or statute, unavoidable casualties, shortage of labor, equipment or materials, economic or market conditions, plant breakdown or failure of operation equipment or any disabling cause (other than lack of funds), without regard to the foregoing enumeration, beyond the control of either party or which cannot be overcome by the means normally employed in performance, then and in every such event, any such prevention or delay will not be deemed to be a breach of this Agreement but performance of any of the said obligations or requirements will be suspended during such period or disability and the period of all such delays resulting from any such thing required or permitted by either party to be done is to be done hereunder, it being understood and agreed that the time within which anything is to be done, or made pursuant hereto will be extended by the total period of all such delays.

18.13 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) "this Agreement" means this Hotel Operating and Rental Pool Agreement, as it may from time to time be supplemented or amended by one or more agreements between the parties in accordance with the terms hereof;

         (b) except where otherwise specifically stated, all references in this Agreement to designated "Articles", "sections" and other subdivisions are to be designated Articles, sections and other subdivisions of this Agreement;

         (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole or not to any particular Article, section or other subdivision;

         (d) the headings are for convenience of reference only and do not form a part of this Agreement and they will not be used to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

         (e) the word "including", when following any general statement, term or matter, will not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation", "without limiting the generality of the foregoing", or "but not limited to" or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

         (f) the masculine gender shall be deemed to include the feminine and vice versa, the neuter gender shall be deemed to include the masculine or feminine gender and the singular shall include the plural, and vice versa.

18.14 Applicable Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Alabama (without giving effect to the principles thereof relating to conflicts of law) which will be deemed to be the proper law hereof, and, subject to Article XVII, the courts of the State of Alabama or of the United States of America for the Southern District of Alabama will have exclusive jurisdiction in connection with all matters under this Agreement and the interpretation and enforceability hereof.

18.15 Statutes. Any reference in this Agreement to any statute means such statute and any statute or law enacted to supersede or replace such statute.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    INNISFREE HOTELS, INC.

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    SOUTHWIND DEVELOPMENT COMPANY, L.L.C.

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    SOUTHWIND DEVELOPMENT COMPANY, L.L.C.
                                    On behalf of the Owners

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                   SCHEDULE A

                  ASSIGNMENT AND ASSUMPTION OF HOTEL OPERATING
                            AND RENTAL POOL AGREEMENT


"INNISFREE"                INNISFREE HOTELS, INC.
                           113 Baybridge Drive
                           Gulf Breeze, Florida 32561
                           Fax:  (850) 934-3896


"SELLER"                   Name:
                                -----------------------------

                           Address:

                           ----------------------------------

                           ----------------------------------

                           ----------------------------------

                           Phone:
                                 ----------------------------
                           Fax:
                               ------------------------------


"PURCHASER"                Name:
                                -----------------------------

                           Address:

                           ----------------------------------

                           ----------------------------------

                           ----------------------------------

                           Phone:
                                 ----------------------------
                           Fax:
                               ------------------------------

                           Name:
                                -----------------------------

                           Address:

                           ----------------------------------

                           ----------------------------------

                           ----------------------------------

                           Phone:
                                 ----------------------------
                           Fax:
                               ------------------------------


"UNIT"                     Beachside All-Suites Hotel, a Condominium Unit

"SALE DATE"                ________________, 1999

      WHEREAS:

         A.       Seller is the owner of the Unit.

         B. Seller and Purchaser have entered into a contract for the sale of the Unit from Seller to Purchaser on the Sale Date.

         C. Seller and Innisfree are parties to a Hotel Operating and Rental Pool Agreement dated as of _________________________, 1999, among Innisfree, Southwind Development Company, L.L.C., and the Owners of the Units (as defined therein), as amended by the amendments, if any, described in Section 5 below (collectively, the "RENTAL POOL AGREEMENT") in respect of the Beachside All- Suites Hotel, a Condominium.

         D. The parties are required to enter into this Agreement in accordance with the Rental Pool Agreement.

         NOW, THEREFORE, in consideration of the transfer of the Unit from Seller to Purchaser on the Sale date, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all of the parties, the parties agree as follows:

         1. Assignment to Purchaser. Effective as of the Sale Date, Seller hereby absolutely assigns, transfers and conveys, effective from and including the Sale Date, all of Seller's right, title and interest in and to the Rental Pool Agreement insofar as they arise from ownership of and related to the Unit, and all rights and benefits to be derived thereunder (including any amounts payable to Seller thereunder) insofar as such rights and benefits arise from ownership of and related to the Unit.

         2. Direction to Pay. Seller and Purchaser hereby direct Innisfree to pay any amounts payable under the Rental Pool Agreement in respect to the Unit from and including the Sale Date to Purchaser at the address set out above.

         3. Assumption and Indemnity by Purchaser. Purchaser hereby assumes, from and including the Sale Date, all of the duties and obligations of Seller under the Rental Pool Agreement insofar as such duties and obligations arise from ownership of and relate to the Unit, and covenants and agrees with Seller and Innisfree to perform and observe all of such duties and obligations from and including the Sale Date, and ratifies the Rental Pool Agreement in all respects.

         4. Other Units Excluded. This Agreement relates only to the Unit and not to any other units in the Development.

         5. Amendments to Rental Management Agreement. Seller represents to Purchaser that the Rental Pool Agreement has not been amended except as follows [none if not completed]:

         6. Miscellaneous. If either Seller or Purchaser is comprised of more than one person, the covenants and agreements of Seller or Purchaser, as the case may be, are joint and several covenants and agreements. This Agreement will be binding upon and inure to the benefit of the heirs, executors, successors, legal and personal representatives, and assigns of the parties, as applicable.

         7. Purchaser's Acknowledgment. Purchaser acknowledges that Purchaser has received a copy of and has been given an opportunity to read the Rental Pool Agreement (including any amendments set out in Section 5 above).

         Dated:______________, 1999.

                                    SELLER:


                                    -------------------------------------------,

                                    a(n)
                                        ----------------------------------------

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Its:
                                        ----------------------------------------


                                    PURCHASER:


                                    -------------------------------------------,

                                    a(n)
                                        ----------------------------------------

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Its:
                                        ----------------------------------------

                              CONSENT OF INNISFREE

         Innisfree hereby agrees that Seller is hereby released from all of Seller's duties and obligations under the Rental Pool Agreement arising from and including the Sale Date, insofar as such duties and obligations arise from ownership of or relate to the Unit.

         Dated:______________, 1999.


                                 Innisfree Hotels, Inc., an Alabama corporation



                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Its:
                                     -------------------------------------------

                                   SCHEDULE B

                    BEACHSIDE ALL-SUITES HOTEL, A CONDOMINIUM

                             USE OF UNITS BY OWNERS

1.       DEFINITIONS. For the purposes of this Schedule B:

         (a) capitalized terms used in this Schedule B and not defined herein have the meanings ascribed to such terms in the Hotel Operating and Rental Pool Agreement;

         (b) "Day" means any period of 24 consecutive hours, commencing at 2:00 p.m. on any day and ending at 2:00 p.m. on the immediately following day;

         (c) "Hotel Operating and Rental Pool Agreement" means the hotel operating and rental pool agreement to which this Schedule B is attached.

         (d) "Hotel Operator" means the entity appointed by the Unit Owners under the Hotel Operating and Rental Pool Agreement as the Unit Owners' exclusive manager to manage the Hotel and the Rental Pool.

         (e)      "Public" means all persons other than the Unit Owner;

         (f) "Registered Owner" means the person shown in the records of the Judge of Probate of Baldwin County, Alabama as owner in fee simple of the Unit;

         (g) "Unit Owner" means the Registered Owner and the spouse, children and parents of such Registered Owner and the parents of the Registered Owner's spouse; and where there is more than one Registered Owner, all the Registered Owners and their spouses, children, parents and the parents of their spouses will together constitute the "Unit Owner" for the Unit and, where the Registered Owner is a corporation or corporations, all directors, officers, shareholders and employees and the spouses, children and parents of corporations constitute the "Unit Owner" for the Unit; and "Unit Owner" will include any person permitted by any of the foregoing to Use the Unit free of charge;

         (h) "Use" includes the purpose to which the Unit is put, and includes reside, sleep, inhabit, or otherwise occupy;

         (i)      "Year" means a calendar year.

2.       FOUR MONTH ADVANCE RESERVATIONS.

         (a) A Unit Owner may reserve and Use its Unit for up to a maximum of 14 days per Year provided that the Registered Owner (or any other person permitted by the Hotel Operator, in its sole discretion, to reserve the use of the Unit on behalf of the Registered Owner) first reserves the Use of the Unit by a notice in writing to the Hotel Operator at least four months prior to the commencement of the period in which the Unit Owner wishes to Use the Unit. If the Unit is not reserved for use by the Public, the Unit owner may reserve the use of its Unit on less than four months notice on a "space available basis" and in the discretion of the Hotel operator.

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         (b)      If a Unit is reserved for a stay which commences at or after
                  2:00 p.m. on a Friday or a Saturday, the Unit must be reserved for Use for a minimum of 2 Days. A Unit Owner may Use the Unit no more than 4 times per Year with respect to 2 or 3 Day stays that commence at or after 2:00 p.m. on a Friday or a Saturday.

         (c) If the Unit Owner (or any other person permitted by the Hotel Operator, in its sole discretion, to reserve the Use of the Unit on behalf of the Registered Owner) reserves the Use of the Unit pursuant to this Paragraph 2, the Unit Owner shall be entitled to Use such Unit during the period or periods so reserved regardless of whether the Hotel Operator has accepted a reservation from the Public for the Use of the Unit for the period or periods reserved by the Registered Owner and Use shall be in accordance with the applicable provisions of the Hotel Operating and Rental Pool Agreement, including Section
                  10.2 of the Hotel Operating and Rental Pool Agreement regarding payment for any services used by the Unit Owner and payment of any restocking/cleaning charges. For purposes of determining whether the Registered Owner participates in any rental pool provided for in the Hotel Operating and Rental Pool Agreement (or as operated by the Association, if no Hotel Operating and Rental Pool Agreement is in effect), a Registered Owner will be deemed to have Used the Unit during the period or periods so reserved, whether or not the Unit Owner actually Uses or occupies the Unit during such period or periods unless the Unit is available for rental to the Public and at least 30 Days prior to the Unit Owner's scheduled Use of the Unit the Unit Owner cancels such reservation, with the approval of the Hotel Operator, acting reasonably.

         (d) If the Unit Owner does not Use the Unit for the full 14 Days permitted to be Used by the Unit Owner pursuant to this Paragraph 2 in any Year, the Unit Owner will not be entitled to accumulate or otherwise use the unused Days in any future Year.

         (e) The Unit may only be reserved and Used for a total of 14 Days per Year pursuant to this Paragraph 2, regardless of the number of Registered Owners of the Unit or Unit Owners during such Year.

3. USE RESTRICTIONS. Use of the Units shall be subject to the following restrictions:

         (a) The Units must be used only for commercial rental by the hotel operator to the public for tourist, visitor and transient traveller accommodation.

         (b) An Owner may not individually lease his Unit or directly or indirectly charge rent or any form of consideration for the use of the Owner's Unit except in accordance with the terms of the Hotel Operating and Rental Pool Agreement.

         (c) The use of the Units is subject to the requirements of, among other documents, the Hotel Operating and Rental Pool Agreement and the Declaration.

         (d) The rights of an Owner to make use of the common elements at the hotel are limited to those times when the Owner has the right to occupy his Unit in accordance with the terms of the Hotel Operating and Rental Pool Agreement.

         (e) The hotel operator is authorized to designate certain areas of the hotel for the exclusive



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                  use of the hotel operator and the Owners may not interfere with that exclusive use.

         (f) A Unit Owner is guaranteed use of his own Unit for a maximum of 14 days in any year provided at least four months advance notice is given.

         (g) No animals are allowed in the Units or in other areas of the hotel except for physical impairment assistive animals to the extent that they are required by persons at the hotel.

         (h) Except for signs incidental to the operation of the hotel, and any other advertising signs that Declarant elects to post in connection with the development of the hotel, no signs are permitted on the exterior of any Unit or any other portion of the hotel without the prior written approval of the Board of Directors.

         (i) No owner may remove, replace, substitute, alter, repair or add to any part of the hotel (including the owner's Unit) or any of the furniture, fixtures or equipment located in and around the hotel (including in any Unit).

4. Subject to the Use by the Unit Owners pursuant to this Schedule B, the Unit will be available at all times for rental to the Public; the Hotel Operator may accept reservations from the Public for the Use of the Unit for any future Day or Days, unless the Registered Owner has already reserved that Day or those Days pursuant to paragraph 2 hereof.

         THERE ARE TAX CONSEQUENCES TO A REGISTERED OWNER (SOME OF WHICH MAY BE ADVERSE) THAT RESULT FROM THE USE OF A UNIT BY A UNIT OWNER. THE REGISTERED OWNER SHOULD CONSULT ITS TAX ADVISOR REGARDING HOW THE USE OF THE UNIT MAY AFFECT THE REGISTERED OWNER'S TAX SITUATION.

THE REGISTERED OWNER IS RESPONSIBLE FOR MONITORING THE IMPACT ANY USE OF ITS UNIT MAY HAVE ON THE REGISTERED OWNER'S TAXES. NEITHER SOUTHWIND DEVELOPMENT COMPANY, L.L.C. NOR THE HOTEL OPERATOR SHALL HAVE ANY LIABILITY OR RESPONSIBILITY FOR THE TAX CONSEQUENCES TO A REGISTERED OWNER RESULTING FROM THE USE OF THE REGISTERED UNIT OWNER BY A UNIT OWNER.


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